AGREEMENT AND PLAN OF MERGER

                                  By and Among


                         CONTINENTAL CHOICE CARE, INC.,

                             TNL ACQUISITION, INC.,

                                       and

                             TELALINK NETWORK, LTD.








                                February 5, 1999

                                TABLE OF CONTENTS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


LIST OF SCHEDULES     .................................................................    iii

LIST OF EXHIBITS      .................................................................     iv

INTRODUCTION AND RECITALS..............................................................      1

ARTICLE I - THE MERGER.................................................................      1
    1.1    The Merger .................................................................      1
    1.2    Effective Time..............................................................      2
    1.3    Effects of the Merger.......................................................      2
    1.4    Directors and Officers......................................................      2

ARTICLE II - EFFECTS OF THE MERGER ON THE CAPITAL STOCK OF
    THE CONSTITUENT CORPORATIONS.......................................................      3
    2.1    Effect on Capital Stock.....................................................      3
    2.2    Issuance of Stock...........................................................      3
    2.3    Additional Agreements Regarding Compensation Plans..........................      4
    2.4    New Rights of TelaLink Common Stock.........................................      5
    2.5    Surrender and Exchange of Certificates......................................      5

ARTICLE III - CLOSING ................................................................       6
    3.1    Date and Time of Closing....................................................      6
    3.2    Delivery of Instruments.....................................................      7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES............................................     10
    4.1    Representations and Warranties of CCCI and Newco............................     10
    4.2    Representations and Warranties of TelaLink..................................     21

ARTICLE V - COVENANTS .................................................................     32
    5.1    Covenants of CCCI...........................................................     32
    5.2    Covenants of TelaLink.......................................................     36
    5.3    Governmental Filings and Consents...........................................     40
    5.4    Parties' Rights to Investigate..............................................     40

ARTICLE VI - ADDITIONAL AGREEMENTS.....................................................     41
    6.1    Stockholders Meeting........................................................     41
    6.2    Proxy Statement.............................................................     41
    6.3    Consents and Expeditious Action.............................................     42

                                TABLE OF CONTENTS
                                   (Continued)

    6.4    Disclosure .................................................................     42

ARTICLE VII - CONDITIONS...............................................................     42
    7.1    Conditions to Each Party's Obligations......................................     42
    7.2    Conditions to Obligations of TelaLink.......................................     43
    7.3    Conditions to Obligations of CCCI...........................................     43

ARTICLE -VIII - TERMINATION AND REMEDIES FOR BREACH OF
    THIS AGREEMENT    ..............................................................        45
    8.1    Termination by Mutual Agreement.............................................     45
    8.2    Termination for Failure to Close............................................     45
    8.3    Termination by Operation of Law.............................................     45
    8.4    Termination for Failure to Perform Covenants or Conditions..................     46
    8.5    Effect of Termination or Default; Remedies..................................     46
    8.6    Remedies....................................................................     46

ARTICLE IX - MISCELLANEOUS.............................................................     47
    9.1    Fees and Expenses...........................................................     47
    9.2    Modification, Amendments and Waiver.........................................     47
    9.3    Assignment .................................................................     47
    9.4    Burden and Benefit..........................................................     47
    9.5    Brokers and Consultants.....................................................     47
    9.6    Entire Agreement; Incorporation.............................................     47
    9.7    Governing Law...............................................................     48
    9.8    Notices    .................................................................     48
    9.9    Counterparts................................................................     49
    9.10   Rights Cumulative...........................................................     49
    9.11   Severability of Provisions..................................................     49
    9.12   Headings   .................................................................     49
    9.13   Survivability Upon Closing..................................................     49

                                LIST OF SCHEDULES
      2.2         Holders of TelaLink Common Stock and Series A Preferred Stock
      4.1(b)(1)   Jurisdictions in which CCCI is Qualified to do Business
      4.1(b)(2)   CCCI Subsidiaries
      4.1(b)(3)   CCCI/CCCI Subsidiaries -- Claims, Liens, etc. Capital Stock
      4.1(d)      Outstanding Options/Directors Options; Other CCCI Options/Warrants
      4.1(e)      CCCI Liabilities and Obligations
      4.1(f)      Title to Assets
      4.1(g)      Intellectual Property
      4.1(h)      Certain Changes or Events
      4.1(i)      Material Agreements
      4.1(k)      Labor Relations
      4.1(l)      Insurance Policies, etc.
      4.1(m)      Tax Matters
      4.1(n)      Violations of Applicable Law
      4.1(o)      Litigation
      4.1(p)      Employee Benefit Plans
      4.1(r)      Environmental Matters
      4.1(s)      Loans to/from Affiliates
      4.1(v)      Agreements with Affiliates
      4.2(f)      Title to Assets
      4.2(g)      Intellectual Property
      4.2(h)      Litigation
      4.2(m)      Undisclosed Material Liabilities
      4.2(n)      Certain Changes or Events
      4.2(p)      Material Agreements
      4.2(q)      Regulatory Consents, etc.
      4.2(s)      Insurance Policies, etc.
      4.2(t)      Employee Benefit Plans
      4.2(u)      Permits; FCC Licenses
      4.2(v)      Loans to/from Affiliates
      4.2(y)      Agreements with Affiliates
      4.2(aa)     Regulatory Tariffs
      4.2(bb)     Disallowed/Excluded Assets from Rate Base/Revenue
      4.2(cc)     Overbillings; Refunds
      4.2(dd)     Capital Improvements Required by State Authorities
      4.2(ee)     Compliance with Applicable Laws, Regulations, etc.
      4.2(ff)     Environmental Matters
      5.1(b)      Material Defaults Under CCCI Material Agreements
      9.6         Fees Payable to Benchmark Equity Group

                                LIST OF EXHIBITS

      A           Shareholders' Agreement
      B           Escrow Agreement
      C           Certificate of an Officer of TelaLink Regarding
                      Representations and Warranties
      D           Lock-Up Agreement
      E           Registration Rights Agreement
      F           TelaLink Series A Preferred Stock Certificate of Designation

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of this 5th day of February, 1999, between Continental Choice Care, Inc., a New Jersey corporation ("CCCI"), TNL Acquisition, Inc., a Delaware corporation to be formed as a wholly-owned subsidiary of CCCI ("Newco"), and TelaLink Network, Ltd., a Delaware corporation ("TelaLink").

                                   WITNESSETH:

        WHEREAS, the respective Boards of Directors of CCCI, TelaLink and Newco have determined that the merger of TelaLink with and into Newco, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), pursuant to which TelaLink shall become the wholly-owned subsidiary of CCCI, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger;

        WHEREAS, the Merger and this Agreement require the vote of a majority of the shares of CCCI common stock, no par value ("CCCI Common Stock"), the consent of CCCI as the sole shareholder of Newco and the vote of a majority of the shares of TelaLink common stock, $.001 par value ("TelaLink Common Stock"), for the approval thereof;

        WHEREAS, the parties desire to consummate the Merger on the terms and conditions set forth in this Agreement; and

        WHEREAS, it is intended that the Merger be recorded as a purchase for financial reporting purposes and qualify as a reorganization pursuant to Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   THE MERGER

1.1     The Merger.

        Subject to the terms and the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined in Section 1.2), TelaLink shall be merged with and into Newco. As a result of the

Merger, the separate corporate existence of TelaLink shall cease and Newco shall survive the Merger. Immediately following the Merger, Newco shall change its name to "TelaLink Network, Ltd." or such other name as is available and to which the parties agree.

1.2     Effective Time.

        As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII and after delivery of the documents, instruments and materials necessary for closing, as set forth in Section 3.2 hereof, and provided that this Agreement has not been terminated or abandoned, the parties hereto shall cause the Merger to be effectuated by causing a certificate of merger or certificates of merger (the "Certificate(s) of Merger") to be properly filed with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL and, if required, with the Secretary of State of the State of New Jersey, in such form as required by and executed in accordance with the relevant provisions of the New Jersey Business Corporation Act ("NJBCA"). The later of
(i) the date(s) and time(s) of the acceptance of the filing(s) of the Certificate(s) of Merger with the Secretary of State of the State of Delaware and, if applicable, New Jersey or (ii) such later time as is specified in the Certificate(s) of Merger shall be the effective time of the Merger ("Effective Time").

1.3     Effects of the Merger.

        (a) The Merger shall have the effects set forth in the applicable provisions of the DGCL and, if applicable, the NJBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of TelaLink shall vest in Newco.

        (b) At the Effective Time, and without any further action on the part of Newco or TelaLink, the certificate of incorporation and By-laws of TelaLink shall cease to exist and shall be superceded, in whole, by the certificate of incorporation and the By-laws of Newco in effect immediately prior to the Merger. Thereafter, the Newco By-laws may be amended or repealed in accordance with their terms or with the provisions of the certificate of incorporation of Newco following the Merger and as further provided under the DGCL and, if applicable, the NJBCA.

1.4     Directors and Officers.

        (a) The individuals who constitute the Board of Directors of TelaLink immediately prior to the Effective Time shall be the directors of Newco following the Merger, each to hold office in accordance with the certificate of incorporation and By-laws of Newco following the Merger.

        (b) Prior to the Effective Time, CCCI shall increase the number of its Board of Directors by two (2) members to seven (7) members and, following the Effective Time, directors of CCCI shall be nominated as set forth in a Shareholders' Agreement in the form annexed hereto as Exhibit A (the "Shareholders' Agreement").


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

2.1     Effect on Capital Stock.

        (a) At the Effective Time, by virtue of the Merger, automatically and without any action on the part of the holder thereof, and subject to Section 2.5 and 7.1(f) and (g) hereof, each share of TelaLink Common Stock and each share of TelaLink Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") issued and outstanding at the Effective Time (other than shares ("Dissenting Shares") held by those who are exercising appraisal rights pursuant to the DGCL (each a "Dissenting Shareholder"), if any) shall become and be converted into the right to receive shares of CCCI Common Stock determined in conformity with the provisions of this Article II. All other options, rights and interests in TelaLink capital stock shall be cancelled as of the Effective Time.

        (b) The shares of TelaLink Common Stock issued and outstanding immediately prior to the Effective Time, by virtue of and after the Merger, shall be canceled.

        (c) If, prior to the Effective Time, the number of outstanding shares of CCCI Common Stock shall have been changed through a reclassification, stock dividend, stock split, reverse stock split, or similar change, appropriate adjustments shall be made in the number of shares of CCCI Common Stock issuable pursuant to Section 2.2.

2.2     Issuance of Stock.

        (a) CCCI agrees that, at the Effective Time, CCCI shall:

               (i) issue and deliver to holders of shares of TelaLink Common Stock, 1,040,000 shares of CCCI Common Stock (less the number of shares attributable to Dissenting Shareholders), pro rata in accordance with their percentage interests in TelaLink Common Stock upon the Effective Date, as set forth on Schedule 2.2;

               (ii) issue and deliver to the holders of Telalink Series A Preferred Stock, 600,000 shares of CCCI Common Stock, pro rata in accordance with their respective holdings of TelaLink Series A Preferred Stock, as set forth on Schedule 2.2;

               (iii) issue and deliver to the Escrow Agent (as that term is defined in the Escrow Agreement dated February ___, 1999, by and among CCCI, the holders of the TelaLink Common Stock, and Reed Smith Shaw & McClay LLP attached hereto in the form of Exhibit B (the "Escrow Agreement"), 1,540,000 shares of CCCI Common Stock ("Escrow"), to be held pursuant to the conditions of the Escrow Agreement.

        (b) CCCI further agrees that:

               (i) in the event the Initial Escrow Shares (as that term is defined in the Escrow Agreement) are delivered by the Escrow Agent (as that term is defined in the Escrow Agreement) to the Target Stockholders (as that term is defined in the Escrow Agreement) pursuant to the provisions of Sections 3(b)(i) through 3(b)(iii), inclusive, of the Escrow Agreement, CCCI shall promptly thereafter issue 260,000 shares of CCCI Common Stock (the "Contingent Shares") pro rata to the former holders of TelaLink Common Stock who received the Initial Escrow Shares;

               (ii) in the event (A) CCCI shall fail to issue the Contingent Shares within 120 days of the release of the Initial Escrow Shares, and
        (B) each of the parties to the Shareholders Agreement, other than Techtron, Inc., shall have complied with all of the provisions thereof, then, and in such event, the conditions contained in Section 3(b)(iv) of the Escrow Agreement to the release of the Final Escrow Shares (as that term is defined in the Escrow Agreement) shall be deemed to have been met. The parties acknowledge that the provisions of this Section 2.2(b)(ii) are intended to enforce the good faith compliance of CCCI and the remaining parties to the Escrow Agreement with the provisions of the foregoing Section 2.2(b)(i).

2.3      Additional Agreements Regarding Compensation Plans.

     (a) As of the Closing, CCCI shall have approved options to purchase 500,000 shares of CCCI Common Stock, at an exercise price of $1.87 per share, to be issued to Harry S. Bennett, pursuant to CCCI's 1997 Equity Incentive Plan (the "1997 Plan") (the "Bennett Options") subject only to the effectiveness of the Merger.

     (b) As of the Closing, subject to the effectiveness of the Merger, CCCI shall have reserved 500,000 shares of CCCI Common Stock, in addition to those issued pursuant to Section 2.2, to provide for the exercise of the Bennett Options.

     (c) As of the Closing, CCCI shall have received approval from its shareholders and its Board of Directors of a proposal to increase the number of shares of CCCI Common Stock reserved for issuance under the 1997 Plan so that not less than 1,000,000 shares are available for issuance to new members of management of CCCI following the Effective Time.

     (d) Such number of shares of CCCI Common Stock, to be reserved pursuant to
Section 2.3(c) hereto, shall be in addition to the aggregate number of shares of Common Stock to be issued pursuant to Section 2.2.

2.4     New Rights of TelaLink Common Stock.

     (a) In Respect of TelaLink Common Stock. Each share of Telalink Common Stock, other than those to be issued in respect of TelaLink Series A Preferred Stock as set forth in Section 2.2(b), shall be converted into the right to receive (i) as of the Effective Time, such fraction of a share of CCCI Common Stock as shall be determined by dividing 1,040,000 (less the number of shares attributable to Dissenting Shareholders) by the aggregate number of shares of TelaLink Common Stock outstanding immediately prior to the Effective Time, subject to conditions of the Escrow Agreement, plus (ii) the right to receive their pro rata portion of the shares of CCCI Common Stock, if any, as shall be released from the Escrow pursuant to the Escrow Agreement.

     (b) In Respect of TelaLink Series A Preferred. TelaLink's Series A Preferred Shares shall be converted into the right to receive up to a maximum of 600,000 shares of CCCI Common Stock (less the number of shares attributable to Dissenting Shareholders included among the Series A Preferred Shares). All outstanding capital stock, warrants, options and other securities and rights convertible into, or exercisable or exchangeable for capital stock of TelaLink not otherwise described in this Section 2.4 shall have been paid, cancelled, converted, exercised or exchanged for TelaLink Common Stock prior to the Effective Time.

2.5     Surrender and Exchange of Certificates.

     (a) Within five (5) business days after the Effective Time, CCCI shall cause to be sent to each Person who, immediately prior to the Effective Time, was a holder of record of TelaLink Common Stock, transmittal materials and instructions for surrendering certificates for TelaLink Common Stock ("Old Certificates") in exchange for a certificate representing the number of whole shares of CCCI Common Stock to which such Person is entitled under Section 2.2.

     (b) No certificates for fractional shares of CCCI Common Stock shall be issued in connection with the Merger nor shall CCCI be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

     (c) If the record date of any dividend on CCCI Common Stock occurs after the Effective Time, the dividend declaration shall include dividends on all whole shares of CCCI Common Stock into which shares of TelaLink Common Stock have been converted under this Agreement, but no former holder of TelaLink Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's TelaLink Certificate shall have been effected in accordance with the instructions furnished by CCCI. Upon surrender for exchange of a shareholder's TelaLink Certificate, such shareholder shall be entitled to receive from CCCI an amount equal to all such dividends (without interest thereon and less the amount of any taxes, if any, which may have been imposed or paid thereon) declared, and for which the payment date has occurred, on the whole shares of CCCI Common Stock into which the shares represented by such TelaLink Certificates have been converted.

        (d) After the execution of the Agreement, and until the Effective Time, there shall be no transfer on the stock transfer books of TelaLink of shares of TelaLink Common Stock, except as among existing TelaLink shareholders. If a TelaLink Certificate is presented for transfer after the Effective Time, it shall be canceled and a certificate representing whole shares of CCCI Common Stock shall be issued in exchange therefor as provided herein.

        (e) In the event that any TelaLink Certificate has not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, CCCI may at any time thereafter, with or without notice to the holder of record of such TelaLink Certificate, sell for the account of such holder any or all of the shares of CCCI Common Stock which such holder is entitled to receive under Section 2.2 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale in such manner and at such times as Newco shall determine. If, in the opinion of counsel for Newco, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws.

        (f) In the event that any TelaLink Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such TelaLink Certificate to be lost, stolen or destroyed and, if required by CCCI, the posting by such Person of a bond, in such amount as CCCI may direct, as indemnity against any claim that may be made against it with respect to such Certificate, CCCI will issue in exchange for such lost, stolen or destroyed TelaLink Certificate the shares of CCCI Common Stock into which such TelaLink Certificate has been converted pursuant to this Agreement.



                                   ARTICLE III

                                     CLOSING

3.1     Date and Time of Closing.

        Subject to satisfaction of the conditions set forth in Article VII of this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place and time and on such date as shall be mutually agreeable to the parties hereto, but in no event later than the fifth (5th) business day after the last to occur of (i) the last required approval of required governmental authorities (if any) is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger or against the actions of any party thereto and (iii) all shareholder approvals required by the parties hereunder are received (the "Closing Date").

3.2     Delivery of Instruments.

        (a) The following documents, instruments and other materials, or such other documents in substitution therefore as are satisfactory to CCCI and Newco, shall be executed and/or delivered prior to or at the Closing on the Closing Date by TelaLink:

               (i) copies of (A) the Certificate of Incorporation and By-laws of TelaLink and of each of its subsidiaries created on or before the Closing Date (collectively, the "TelaLink Group") as then amended, restated and as in effect, (B) a Good Standing Certificate for TelaLink and of each of its subsidiaries, and (C) resolutions or written consents of the respective Boards of Directors of TelaLink and of each of its subsidiaries showing approval by the respective Boards of Directors' requisite majorities under applicable state law of this Agreement and the transactions contemplated hereby; such copies shall be certified as true and correct by the Secretaries of TelaLink and each of its subsidiaries, or, in the case of the Certificates of Incorporation and the Good Standing Certificates, by the respective Secretaries of State;

               (ii) such certifications and Purchaser Representations as CCCI and its counsel shall request in order to provide assurance that each of the holders of TelaLink Common Stock is an accredited investor, as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act ("Accredited Investors"), together with such other certifications, instruments, agreements and other documents as CCCI and its counsel shall reasonably request for the purpose of assuring compliance with the Securities Act;

               (iii) an employment and noncompetition agreement between TelaLink and Edward Bridges, and a non-competition agreement between CCCI or TelaLink and Harry S. Bennett, in each case in a form acceptable to and duly executed by the parties thereto, provided that CCCI may waive all or part of this condition;

               (iv) all assignments or consents which may be required or desirable in the reasonable opinion of CCCI to effect the Merger, to operate the business of TelaLink of each of its subsidiaries, and to permit TelaLink and each of its subsidiaries following the Closing to enjoy the use and benefits of the assets held or used by them prior to the Closing, and to effect the other transactions contemplated by this Agreement;

               (v) an opinion of DeMartino Finkelstein Rosen & Virga, P.C., with respect to the legality of the issuance of shares by TelaLink, the status of the shareholders of TelaLink as Accredited Investors and such other matters, and in such form, as are reasonably acceptable to CCCI;

               (vi) an opinion of Swidler and Berlin, P.C. as to such matters, and in such form, as are reasonably acceptable to CCCI;

               (vii) a duly executed certificate of an officer of TelaLink and of each of its subsidiaries, in the form of Exhibit C, to the effect that the representations and warranties set forth in Section 4.2 of this Agreement were true and correct when made and as of the Closing, and that each covenant set forth in Section 5.2 of this Agreement which is required to be complied with or fulfilled on or before the Closing has been complied with or fulfilled as of the Closing Date;

               (viii) a Shareholders' Agreement duly executed among Techtron, Inc. and all holders of capital stock of TelaLink in the form annexed as Exhibit A hereto;

               (ix) a Lock-Up Agreement among CCCI, the TelaLink Majority Holders and Techtron, Inc. in the form annexed hereto as Exhibit D (the "Lock-Up Agreement") duly executed by the TelaLink Majority Holders;

               (x) a Registration Rights Agreement among CCCI and each holder of TelaLink Common Stock (the "Registration Rights Agreement") immediately preceding the Closing, in the form annexed hereto as Exhibit E duly executed by each holder of TelaLink Common Stock immediately preceding the Closing;

               (xi) a certificate duly executed by an officer of each subsidiary of TelaLink to the effect that each of such entities have been so acquired under the terms of this Agreement;

               (xii) Certificates of Merger, executed respectively by TelaLink, CCCI and Newco, in the appropriate form for filing with the Secretaries of the States of Delaware and New Jersey, as described in Section 1.2 of this Agreement;

               (xiii) the Escrow Agreement duly executed by the parties hereto;;

               (xiv) Amendment Agreement to the TelaLink Series A Preferred Stock Certificate of Designation, executed among TelaLink and the holders of 100% of TelaLink's Series A Preferred Stock, with respect to the waiver of all dividends, preferences and other rights, other than the right to convert TelaLink's Series A Preferred Stock into a maximum of 600,000 shares of CCCI Common Stock, and a certificate to the effect from each holder that such shares have been so converted, and such other matters as are set forth therein in a form reasonably acceptable to CCCI, duly executed by TelaLink and said holders; and

               (xv) all other documents, agreements, certificates, consents and opinions required to be delivered to CCCI under the provisions of this Agreement or reasonably
        requested  by  CCCI  in  connection  with  the   consummation  of  the
        transactions contemplated by this Agreement.

        (b) The following documents, instruments and other materials, or such other documents in substitution therefor as are satisfactory to TelaLink, shall be executed and/or delivered prior to or at the Closing on the Closing Date by CCCI or Newco at the Closing:

               (i) an aggregate amount of 1,040,000 shares of CCCI Common Stock in the form of certificates duly authorized and issued, ratably to the holders of TelaLink Common Stock, as set forth on Schedule 2.2 of this Agreement;

               (ii) an additional aggregate amount of 600,000 shares of CCCI Common Stock in the form of certificates duly authorized and issued, ratably to the holders of TelaLink Series A Preferred Stock, as set forth on Schedule 2.2;

               (ii) an additional aggregate amount of 1,540,000 shares of CCCI Common Stock in the form of certificates duly authorized and issued, ratably to the holders of TelaLink Common Stock, as set forth on
          Schedule 2.2 of this Agreement, delivered to the Escrow Agent;

               (iii) a certified copy of the Certificate of Incorporation and By-laws of CCCI and Newco as then amended, restated and as in effect, certified copies of the resolutions or written consents of CCCI's and Newco's respective Boards of Directors, and certified copies of the resolutions of the shareholders of CCCI and Newco, each showing approval of this Agreement and the transactions contemplated hereby, each of which shall be certified as true and correct by the Secretary of the certifying corporation, or, in the case of the Certificates of Incorporation and Good Standing Certificates, by the Secretary of State of the State of New Jersey or Delaware, respectively;

               (iv) an opinion of Reed Smith Shaw & McClay LLP, counsel to CCCI and Newco, as to such matters, and in such form, as are reasonably acceptable to TelaLink;

               (v) all assignments or consents which may be required or desirable, in the reasonable opinion of TelaLink, to effect the Merger, to operate the business of TelaLink and each of its subsidiaries, and to permit TelaLink and each of its subsidiaries following the Closing to enjoy the use and benefits of the assets held or used by them prior to the Closing, and to effect the other transactions contemplated by this Agreement;

               (vi) the Lock-Up Agreement, in the form annexed hereto as Exhibit D, duly executed by CCCI, Techtron and each holder of TelaLink Common Stock and TelaLink Series A Preferred Stock;

               (vii) the Registration Rights Agreement, in the form annexed hereto as Exhibit E, duly executed by CCCI and Techtron; and

               (viii) all other documents, agreements, certificates, consents and opinions required to be delivered to TelaLink under the provisions of this Agreement or reasonably requested by TelaLink in connection with the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of CCCI and Newco.

        CCCI and Newco represent and warrant to TelaLink as follows:

        (a) Authorization. (i) CCCI has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by CCCI and the consummation by CCCI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of CCCI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by a majority of the outstanding shareholders of CCCI and the filing of appropriate Merger documents). This Agreement has been duly and validly executed and delivered by the officers of CCCI on its behalf and, assuming that this Agreement is the valid and binding obligation of the other parties hereto, is the valid and binding obligation of CCCI, enforceable against CCCI in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles relating to or limiting creditors' rights generally, and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Newco has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to approval by CCCI's shareholders, the execution, delivery and performance of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares and the filing of appropriate Merger documents). This Agreement has been duly and validly executed and delivered by the officers of Newco on its behalf and, assuming that this

Agreement is the valid and binding obligation of the other parties hereto, is the valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b) Existence of CCCI. CCCI is a corporation, validly existing and in good standing under the laws of the State of New Jersey. CCCI has the requisite power and authority to own and lease its assets and to carry on its businesses as they are now being conducted and is duly qualified to do business as a foreign entity in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on CCCI or its assets on a consolidated basis. Set forth on Schedule 4.1(b)(1) (annexed) hereto is a true and correct list of each jurisdiction in which CCCI is qualified to do business. CCCI has delivered to TelaLink, prior to the date hereof, a true and complete list of the active subsidiaries of CCCI which evidences, among other things, the amount of capital stock or other equity interests owned by CCCI, directly or indirectly, in such subsidiaries or associated entities, and such list is incorporated and set forth on Schedule 4.1(b)(2) annexed hereto. Each of the outstanding shares of capital stock or other equity interests of each of CCCI's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by CCCI or another wholly-owned subsidiary of CCCI and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except as set forth on Schedule 4.1(b)(3) annexed hereto. Each of CCCI's subsidiaries are validly existing and in good standing under the laws of their respective states of incorporation. No entity in which CCCI owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of CCCI and its subsidiaries taken as a whole.

        (c) Existence of Newco. Newco is a corporation validly existing and in good standing under the laws of the State of Delaware. Newco has the requisite power and authority to own and lease its assets and to carry on its businesses as it is now being conducted and is duly qualified to do business as a foreign entity in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect.

        (d) Capitalization. The authorized capital stock of CCCI as of December 1, 1998 consisted of 10,000,000 shares of CCCI Common Stock, no par value, and 5,000,000 shares of Preferred Stock, the rights, preferences, privileges and restrictions, and the number of shares constituting any such class of which, may be fixed and designated at the discretion of the CCCI Board of Directors ("Blank Check Preferred Stock"). As of December 1, 1998: (i) 3,237,500 shares of CCCI Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights; (ii) no shares of CCCI Common Stock were held in the treasury of CCCI;
(iii) an
aggregate of 300,000 shares of CCCI Common Stock were reserved for issuance pursuant to CCCI's 1994 Long Term Incentive Award Plan, 1,250,000 shares were reserved for issuance pursuant to the 1997 Plan and 200,000 shares were reserved for issuance pursuant to CCCI's Directors Stock Option Plan; and
(iv) an aggregate of 1,820,000 shares of CCCI Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants (the "Warrants") and 140,000 units, each comprised of one share of CCCI Common Stock and one Common Stock Purchase Warrant, were reserved for issuance pursuant to a Unit Purchase Option. All outstanding options and directors' options are set forth on Schedule 4.1(d) annexed hereto. As of the date hereof, no shares of Preferred Stock are issued and outstanding.

               (i) Since December 1, 1998, CCCI has not issued or reserved for issuance (A) any shares of capital stock or other voting securities of the CCCI or any of its subsidiaries, except as a result of the exercise of options or Warrants outstanding at December 1, 1998, except as set forth on Schedule 4.1(d) or (B) any options or Warrants, except as set forth on Schedule 4.1(d). Other than options or Warrants outstanding as of the date hereof, CCCI has not issued or reserved for issuance (A) options or other rights to acquire from CCCI or any of its subsidiaries, and no obligation of CCCI or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the CCCI or any of its subsidiaries or (B) equity equivalents, interests in the ownership or earnings of CCCI or any of its subsidiaries or other similar rights (collectively, with the options and the Warrants, "CCCI Securities"). All shares of CCCI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding obligations of CCCI or any of its subsidiaries to repurchase, redeem or otherwise acquire any CCCI Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary, other than United Dry Cleaning, L.L.C. ("UDC"), as set forth in Schedule 4.1(d), or any other entity. Except as set forth on Schedule 4.1(d), there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CCCI or any of its subsidiaries to which CCCI or any of its subsidiaries is a party. As of the date hereof, there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of CCCI, except as set forth on Schedule 4.1(d).

               (ii) The authorized capital stock of Newco consists of 2,500 shares of common stock, no par value (the "Newco Common Stock"). As of the Effective Date, CCCI shall own 100% of the issued and outstanding capital stock of Newco. Except for 100 shares of Newco Common Stock held by CCCI, there are no other shares of Newco capital stock outstanding, nor any outstanding options or other rights to acquire any capital stock from Newco or any of its subsidiaries, and no obligation of Newco or any of its subsidiaries to issue, any capital stock or securities convertible into or exchangeable for capital stock of Newco or any of its subsidiaries.

        (e) SEC Filings; Financial Statements. CCCI and, to the extent applicable, or on a consolidated basis, each of its then or current subsidiaries, have filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission ("SEC"), since December 31, 1996 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, each as in effect on the date so filed. All documents filed with or delivered to the SEC, inclusive of the SEC Reports, are referred to as the "SEC Filings." CCCI has heretofore delivered or promptly will deliver to TelaLink, in the form filed with the SEC (including any amendments thereto):
(i) CCCI's (and, to the extent applicable, its subsidiaries') Annual Reports on SEC Form 10-K for each of the three fiscal years ended December 31, 1995, 1996 and 1997; (ii) all definitive proxy statements relating to CCCI's (and, to the extent applicable, its subsidiaries') meetings of stockholders (whether annual or special) held since December 31, 1996; and (iii) all other SEC Reports. Except with respect to information concerning TelaLink and its subsidiaries and shareholders, and information concerning other third parties with which CCCI and its subsidiaries contract or have contracted, as to which no representation is made, no SEC Reports contained, when filed, any untrue statement of a material fact or when read together with all of the SEC Filings, omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               Each of the audited and unaudited consolidated financial statements of CCCI (including any related notes thereto) included in its Annual Reports on SEC Form 10-K for each of the three fiscal years ended December 31, 1995, 1996 and 1997 (the "Financial Statements"), which have previously been furnished to TelaLink, complies as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of CCCI and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

               Except as, and to the extent set forth on, Schedule 4.1(e) or in the SEC Filings, neither CCCI nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, except for liabilities or obligations contemplated by this Agreement or the documents (including, but not limited to, a Loan Agreement, Notes, Guaranty, Pledge Agreement and Securities Control Agreement, hereinafter referred to, collectively, as the "Loan Documents") memorializing CCCI's loan to TelaLink Acquisitions Corp., a Delaware corporation, at least fifty-one percent (51%) of the outstanding common stock of which is owned by Frank M. DeLape ("LoanCo"), as described in Section 7.2(f), or incurred in the ordinary course of business since September 30, 1998.

        (f) Title. CCCI owns good and marketable title to its material assets, on a consolidated basis, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date hereof. Except as set forth on Schedule 4.1(f) or in the SEC Filings, CCCI's assets are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (i) as stated or reserved in the Financial Statements (including the notes thereto); (ii) for liens for taxes or assessments not yet due and payable or which are being contested by CCCI in good faith; (iii) for minor liens imposed by law for sums not yet due or which are being contested by CCCI or a subsidiary in good faith; and (iv) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of CCCI's or a subsidiary's assets on a consolidated basis or which do not impair its business in any material respect. Neither CCCI nor its subsidiaries have made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of CCCI's or its subsidiaries' assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or threatened to the best knowledge of CCCI which would have a material adverse effect on the assets of CCCI and its subsidiaries on a consolidated basis.

        (g) Intellectual Property. Schedule 4.1(g) sets forth a true, correct and complete list of copyrights, service marks or trade names, and computer programs or software other than that which is readily available ("off the shelf") or for which substitutes are available from more than one source (whether or not protected by patent, copyright or otherwise) which are material to CCCI's or its subsidiaries' business, including an identification of the holder of each item listed and the jurisdiction in which each is registered or applications for registration are pending. CCCI or its subsidiaries owns all intellectual property described on Schedule 4.1(g) ("CCCI Intellectual Property"). CCCI or, where applicable, its subsidiaries have taken all necessary action to maintain and protect each item of CCCI Intellectual Property that it owns and that constitute part of CCCI's or its subsidiaries' assets, consistent with sound business practice. CCCI has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties. Neither CCCI nor any of its subsidiaries have received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation.

        (h) Absence of Certain Changes or Events. Except as set forth on
Schedule 4.1(h) or in the SEC Filings and except as expressly set forth in this Agreement or the Loan Documents, neither CCCI nor any of its subsidiaries have, since September 30, 1998:

               (i)    amended its Certificate of Incorporation or By-laws;

               (ii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of its business;

               (iii) entered into any material transaction relating to its business inconsistent with its past practices or conducted its business in a manner inconsistent with its past practices;

               (iv) except with respect to UDC, incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of its business.

               (v) experienced any material adverse effect with respect to its business or assets, or its operations, earnings, or condition (financial or otherwise) or experienced or have knowledge of any event which could have a material adverse effect on its business or assets, or its operations, earnings, or condition (financial or otherwise) of CCCI or its subsidiaries;

               (vi) granted, conveyed, transferred, assigned, pledged, hypothecated or made any sale of accounts receivable or any accrual of liabilities outside of the ordinary course of its business;

               (vii) except in the ordinary course of its business, purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets;

               (viii) increased the rate of compensation payable or to become payable to its employees, or increased the amounts paid or payable to such employees under any bonus, insurance or other compensation plan, or made any arrangements therefor with or for any of said employees except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing agreements or policies relating to employee compensation; or

               (ix) changed any accounting principle, procedure or practice, or changed the method of applying such principle, procedure or practice.

        (i) Material Agreements and Due Diligence. Set forth on Schedule 4.1(i) is a true, correct and complete list of all contracts, agreements, leases and other instruments relating to the business of CCCI and of its subsidiaries, which provide for payments in excess of $25,000, including without limitation, those by which any of CCCI's assets are bound. Copies of all such agreements have heretofore been delivered or made available by CCCI to TelaLink. Other than as set forth on Schedule 4.1(i), there is no material contract or agreement to which CCCI or any of its subsidiaries is a party which will have a material adverse effect on its assets or businesses, nor is there any agreement with any officer, director or employee of CCCI to which CCCI or its subsidiaries is a party other than employment agreements disclosed in the

SEC Filings. CCCI represents and warrants that it has complied in all material respects with due diligence requests submitted by TelaLink, to the extent that any material requested in due diligence is not reflected in SEC Filings.

        Except as set forth on Schedule 4.1(i), neither CCCI nor any of its subsidiaries is, nor to the best knowledge of CCCI and its subsidiaries, is any third party in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by CCCI or its subsidiaries or, to the best knowledge of CCCI or its subsidiaries, by any third party, under any contract, agreement, document or instrument which would result in a material adverse effect. Except as otherwise disclosed in Schedule 4.1(i), each such contract, agreement, document or instrument is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (j) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by CCCI, nor the consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of CCCI, as proposed to be amended, or
(ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of, any lien, charge, pledge, security interest or other encumbrance upon any of CCCI's assets which would have a material adverse effect, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which CCCI or any of its subsidiaries is a party or by which it or any of CCCI's and any of its subsidiaries' assets are bound. All applicable consents, authorizations, orders or approvals of, or filings or registrations with, any governmental commission, board or other regulatory body which is required to have been obtained by CCCI and, where applicable, its subsidiaries, except for state Public Utility Commission or similarly named bodies (hereinafter generally referred to as "PUCs")and the Federal Communications Commission ("FCC"), and SEC filings and other approvals in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby have been obtained.

        (k) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of CCCI or its subsidiaries and no such petition has been pending at any time during the two years prior to the date hereof. To the knowledge of CCCI and its subsidiaries, there has not been any organizing effort by any union or other group seeking to represent any employees of CCCI as their exclusive bargaining agent at any time since the inception of CCCI or its subsidiaries. There are no labor strikes, work stoppages or other labor disputes, other than individual complaints as set forth in Schedule 4.1(k), now pending or threatened against

CCCI or its subsidiaries, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since the inception of CCCI or its subsidiaries.

        (l) Insurance. Set forth on Schedule 4.1(l) annexed hereto is a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to CCCI and its subsidiaries, including key man policies, copies of which have been previously provided or made available to TelaLink. The coverage under each such policy and binder is in full force and effect. Neither CCCI nor any of its subsidiaries has knowledge of or has received any notice of cancellation, termination or nonrenewal.

        (m)    Tax Matters.

               (i) CCCI and each of its subsidiaries, on a consolidated basis, have filed all tax returns that they were required to file. Except as set forth in the SEC Filings, all such tax returns were correct and complete in all material respects. Except as set forth on Schedule 4.1(m), neither CCCI nor any of its subsidiaries are currently the beneficiary of any extension of time within which to file any tax return. There are no security interests on any of the assets of CCCI or its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax.

               (ii) Except as set forth in the SEC Filings, CCCI and each of its subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party.

               (iii) Except as set forth on Schedule 4.1(m), no director or officer (or employee responsible for tax matters) of CCCI expects any authority to assess any additional taxes against CCCI or its subsidiaries for any period for which tax returns have been filed. Except as set forth on Schedule 4.1(m), there is no dispute or claim with any governmental authority concerning any tax liability of CCCI or its subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for tax matters) of CCCI or any of its subsidiaries have knowledge based upon personal contact with any agent of such authority. CCCI or its subsidiaries have delivered to TelaLink correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by CCCI or its subsidiaries since 1996.

               (iv) Except as set forth on Schedule 4.1(m), neither CCCI nor any of its subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

               (v) Neither CCCI nor any of its subsidiaries has filed a consent under Code Sec. 341(f) concerning collapsible corporations. CCCI has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). CCCI has disclosed on its consolidated federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6662. CCCI is not a party to any tax allocation or sharing agreement.

        The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties, or additions attributable thereto.

        (n) Compliance with Applicable Law. Except as set forth in the SEC
Filings: (i) CCCI and its subsidiaries have been and are in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Exchange
Act) as of the date hereof, the failure to comply with which would result in a material adverse effect or which would subject any officer or director of CCCI or any of its subsidiaries to civil or criminal penalties or imprisonment; (ii) CCCI and each of its subsidiaries has complied in all material respects with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect; (iii) except as set forth in the SEC Filings or as disclosed on Schedule 4.1(n) annexed hereto, CCCI and its subsidiaries have no knowledge of and have not received any notice of violation of any such rule or regulation which could result in any material liability for penalties or damages or for removal from listing on the Nasdaq Stock Market, Inc. or which could subject CCCI or its subsidiaries to any injunction or government writ, order or decree which would result in a material adverse effect; and (iv) except as set forth in the SEC Filings, to the best knowledge of CCCI and its subsidiaries, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any material liability under any foreign, federal, state or local governmental law, statute, ordinance or regulation applicable to the business, assets, operations, earnings, or condition (financial or otherwise) of CCCI or its subsidiaries, except where the failure to do so would not have a material adverse effect.

        (o) Litigation. Except as set forth on Schedule 4.1(o), there is no action, suit, proceeding or investigation pending nor, to the best of CCCI's knowledge, threatened against CCCI or any of its subsidiaries which would prevent CCCI from performing its obligations hereunder or would have a material adverse effect. Neither CCCI nor any of its subsidiaries is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which would have a material adverse effect.

        (p) Employee Benefit Plans. Schedule 4.1(p) sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of CCCI (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the knowledge of CCCI or its subsidiaries, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to CCCI or its subsidiaries. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. Each Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) (a "Retirement Plan") and the related trusts have received a determination from the Internal Revenue Service that the Plan is qualified and exempt from federal income tax under Sections 401(a) and 501(a), respectively, of the Code. No person has engaged in a "prohibited transaction" with respect to any Retirement Plan (as that term is defined in Section 4975 of the Code and Section 406 of ERISA), which could subject CCCI to a penalty tax imposed by Section 4975 of the Code. All contributions required to be made to each Retirement Plan have been timely made and no plan has an "accumulated funding deficiency" within the meaning of
Section 412 of the Code. No Retirement Plan subject to Title IV of ERISA has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of premiums, all of which have been paid when due. Other than as contemplated herein, no Retirement Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) that could present a material risk of termination of a Retirement Plan which termination could have a material adverse effect. Neither CCCI nor any of its subsidiaries contribute to any multi-employer pension or multi-employer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

        (q) Unlawful Payments. Neither CCCI nor any of its subsidiaries, nor any other officer, director, employee, agent, owner or representative of CCCI or any of its subsidiaries, has made, directly or indirectly, any bribe or kickback, or illegal political contribution from corporate funds which was incorrectly recorded on the books and records of CCCI or its subsidiaries, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

        (r) Environmental Matters. Except as set forth in Schedule 4.1(r):

                (i) Any Hazardous Substances (as defined in Section 4.1(r)(iii)) which have ever been or are being generated, used, stored, treated or otherwise managed on real property owned or leased by CCCI (the "Properties"), to the best knowledge of CCCI have been properly handled. No Hazardous Substances are being, are intended to be or threatened to be, spilled, released, discharged, disposed, placed, or otherwise caused to come to be located on or in the soil, surface water or groundwater in, on or under any of the Properties, by CCCI or any subsidiary or, to the best knowledge of CCCI and its subsidiaries, by any other person. Neither CCCI nor any of its subsidiaries has disposed, stored, treated, or sent for disposal, storage or treatment, any solid waste, pollutant, contaminant or waste (whether hazardous waste or other waste), or Hazardous Substances, except in compliance with applicable Environmental Laws.

               (ii) Except as disclosed on Schedule 4.1(r), neither CCCI nor any subsidiary has received, (i) any notice of violation of any applicable Environmental Law; or (ii) any notice of any suit, action, claim, liability (contingent or otherwise), or proceeding (whether at law, in equity, or administrative) concerning or related to environmental matters or any environmental condition. Neither CCCI nor any subsidiary has received any notice, nor is CCCI and its subsidiaries aware of any circumstances related to, liability as a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act ("CLERCA"), or any analogous state law thereto.

               (iii) For purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state, or local laws, statutes, ordinances, decrees, orders, regulations, permits or permit conditions, or other legally enforceable requirements relating to the emission or discharge of pollutants or to the environment or health and safety, including without limitation requirements under the Clean Air Act, Federal Water Pollution Control Act, Resource Conservation and Recovery Act, Comprehensive Environmental Response Compensation and Liability Act, the Oil Spill Act, each as amended and in effect from time to time, and any state analogues thereto. The term "Hazardous Substances" shall mean crude oil and any refined fraction or product thereof, any substance defined as a Hazardous Substance under Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, asbestos, polychlorinated biphenyls, or any other substance regulated or hazardous or toxic under applicable Environmental Laws.

               (iv) CCCI and each of its subsidiaries have been and are in compliance with all applicable Environmental Laws.

        (s) Loans to or from Affiliates. Except as disclosed in Schedule 4.1(s) or in the SEC Filings, there are no loans outstanding pursuant to which CCCI or any of its subsidiaries is owed or owes money which involve any stockholder, officer, director, affiliate or employee of CCCI.

        (t) Accounts Receivable. CCCI reasonably believes that not less than $2,000,000 of its accounts receivable are realizable and, except to the extent actually realized prior to the Closing Date, shall continue to be realizable as of the Closing Date.

        (u) Books and Records. The books of account and other financial records of CCCI and each of its subsidiaries are complete and correct in all material respects and have been maintained in accordance with good business practice.

        (v) Agreements with Affiliates. Except as disclosed on Schedule 4.1(v) or in the SEC Filings, neither CCCI nor any of its subsidiaries is a party to any instrument, license, lease or other agreement affecting either CCCI's or its subsidiaries' assets, written or oral, with any stockholder, officer, director, employee or affiliate of CCCI or any of its subsidiaries.

        (w) Accuracy of Information Furnished. No statement, representation, warranty or covenant set forth in this Agreement, in the exhibits or the schedules hereto, or in any certificate or other instrument or document required to be delivered by or on behalf of CCCI pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

        (x) No Investment Company. Neither CCCI nor any of its subsidiaries is an investment company, as such term is defined in the Investment Company Act of 1940.

        (y) Proxy Statement. None of the information supplied by CCCI for inclusion in the proxy statement to be sent to the stockholders of CCCI in connection with the Stockholders Meeting (as defined in Section 6.1) (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement") will, at the date it is first mailed to CCCI's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by CCCI with respect to statements made or incorporated by reference therein with respect to TelaLink. For purposes of this Agreement, the parties agree that statements made and information in the Proxy Statement relating to the Federal income tax consequences of the transactions herein contemplated to holders of TelaLink Common Stock shall be deemed to be supplied by CCCI and not by TelaLink, except to the extent any such statement is made based on any representation or information supplied by TelaLink or its Shareholders.

4.2     Representations and Warranties of TelaLink.

        TelaLink, on its own behalf and on behalf of its subsidiaries, represents and warrants to CCCI as follows (for purposes of this Section 4.2, unless otherwise specified by the use of the term "TelaLink Network, Ltd.", the term "TelaLink" shall be deemed to refer individually and collectively to TelaLink and its subsidiaries):

        (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized, adopted and approved by all necessary corporate action and no other proceedings on the part of TelaLink are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of TelaLink's shareholders and the filing of appropriate Merger documents). TelaLink has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of TelaLink on its behalf, and assuming that this Agreement is the valid and binding obligation of CCCI, is the valid and binding obligation of TelaLink, enforceable against TelaLink in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b) Organization. TelaLink Network, Ltd. is a corporation duly organized, validly existing and in good standing under the laws of Delaware. All of TelaLink Network, Ltd.'s subsidiaries are corporations validly existing and in good standing under the laws of their respective jurisdictions. TelaLink has the corporate power and authority to own and lease its properties and assets and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, assets or condition (financial or otherwise) of TelaLink.

        (c) Capitalization of TelaLink Network, Ltd. The authorized capital stock of TelaLink Network, Ltd. consists of 10,000,000 shares of Common Stock having a par value of $0.001 per share, and 2,000,000 shares of Preferred Stock having a par value of $0.001 per share. As of the date hereof, (i) 2,840,000 shares of TelaLink Network, Ltd. Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; and
(ii) 1,000,000 shares of Preferred Stock have been designated as Series A Preferred Stock pursuant to a Certificate of Designation filed on December 1, 1998 with the State of Delaware and annexed hereto as Exhibit F, and 750,000 of such shares have been fully paid and subscribed for.

        (d) Capitalization of Subsidiaries. TelaLink Network, Ltd. owns all of the outstanding capital stock of each of its subsidiaries. All shares of such capital stock of each subsidiary are fully paid and non-assessable and were issued and outstanding.

        (e) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by TelaLink Network, Ltd., nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of TelaLink; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, change, pledge, security interest or other encumbrance upon TelaLink's assets, pursuant to any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which TelaLink is a party or by which it or the property or assets which are material to their businesses or operation, are bound; (iii) violate or conflict with any other restriction to which TelaLink is subject or by which any of the property or assets which are material to their businesses or operations may be bound; or (iv) constitute an event permitting termination of any agreement to which TelaLink is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on TelaLink's ability to fulfill its obligations hereunder. All applicable consents, authorizations, orders or approvals of, or filings or registrations with, any governmental commission, board or other regulatory body have been obtained by TelaLink in connection with the execution, delivery and performance of the terms of this Agreement by TelaLink and consummation by TelaLink of each of the transactions contemplated hereby.

        (f) Title. TelaLink owns good and marketable title to all of its assets except as set forth on Schedule 4.2(f) annexed hereto, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. Except as set forth on Schedule 4.2(f), TelaLink's assets are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (i) as specifically stated in the financial statements on
Schedule 4.2(f) (including the notes thereto); (ii) for liens for taxes or assessments not yet due and payable or which are being contested by TelaLink in good faith; (iii) for minor liens imposed by law for sums not yet due or which are being contested by TelaLink in good faith; and (iv) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of TelaLink's assets or which do not impair TelaLink's business in any material respect or affect the present use or utility of TelaLink's assets in any material respect. TelaLink has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of TelaLink's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending, or to the best knowledge of TelaLink threatened which could adversely affect the TelaLink's assets, including without limitation, any asset owned or used by TelaLink as of the date hereof.

        (g) Intellectual Property. Schedule 4.2(g) sets forth a true, correct and complete list of the registered or unregistered trademarks, copyrights, service marks or trade names, and computer programs or software other than that which is readily available off the shelf or for which substitutes are available from more than one source (whether or not protected by patent, copyright or otherwise) which are material to the business of TelaLink, including an identification of the holder of each item listed and the jurisdiction in which each is registered or applications for registration are pending. TelaLink owns all intellectual property described on Schedule 4.2(g) (the "TelaLink Intellectual Property"). TelaLink has taken all necessary action to maintain and protect each item of TelaLink Intellectual Property that it owns and that constitutes part of TelaLink's assets, consistent with sound business practice. TelaLink has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and TelaLink has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation except as disclosed on Schedule 4.2(g). No third party is currently interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any TelaLink Intellectual Property rights, except as set forth on Schedule 4.2(g). Schedule 4.2(g) sets forth a true and correct status of TelaLink's trademark registrations and, to the best of TelaLink's knowledge, no challenge to any such trademark is threatened.

        (h) Litigation. Other than as specifically disclosed on Schedule 4.2(h), there is no action, suit (including shareholder's suits), proceeding or investigation pending against nor, to the best of TelaLink's knowledge, has TelaLink been threatened with any such action, suit, proceeding or investigation which would restrict TelaLink's ability to perform its respective obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of TelaLink. To the best knowledge of TelaLink, there are no grounds for or facts, events or circumstances which would form the basis of any such action, suit, proceeding or investigation, that would cause or result in any such action, suit, proceeding or investigation, or which is probable of assertion. TelaLink is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of TelaLink.

        (i) Accuracy of Information Furnished; Subsequent Events. No statement by TelaLink set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of TelaLink pursuant hereto or in connection with the consummation of the transactions contemplated hereby contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by TelaLink for inclusion in the Proxy Statement to be sent to the stockholders of CCCI in connection with the Stockholders Meeting (as defined in Section 6.1) will, at the date it is first mailed to CCCI's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        (j) Compliance with Applicable Law. TelaLink has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Exchange Act) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, or condition (financial or otherwise) of TelaLink or which would subject any officer or director of TelaLink to civil or criminal penalties or imprisonment. The capital stock of TelaLink has been issued in compliance with applicable law. TelaLink has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of TelaLink. TelaLink has no knowledge of and has not received any notice of violation of any such rule or regulation which could result in any liability for penalties or damages or which could subject TelaLink to any injunction or government writ, order or decree. To the best knowledge of TelaLink, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, or condition (financial or otherwise) of TelaLink, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of TelaLink.

        (k) Accredited Investor Status of TelaLink Shareholders. Each shareholder of TelaLink is an Accredited Investor.

        (l) Unlawful Payments. Neither TelaLink nor any officer, director, employee, agent, owner or representative of TelaLink has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of TelaLink, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

        (m) Absence of Undisclosed Liabilities. Other than as set forth on
Schedule 4.2(m), TelaLink has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to TelaLink's business or assets, or the operations, prospects, earnings or condition (financial or otherwise) of TelaLink.

        (n) Absence of Certain Changes or Events. Except as set forth on
Schedule 4.2(n), and except as expressly set forth in this Agreement, TelaLink has not, since September 30, 1998:

               (i)    amended its Certificate of Incorporation or By-laws;

               (ii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of its business;

               (iii) entered into any material transaction relating to its business inconsistent with its past practices or conducted its business inconsistent with its past practices;

               (iv) suffered any loss relating to its business or assets nor become aware of any intention on the part of any customer, dealer, vendor or supplier to discontinue its current relationship with TelaLink, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on TelaLink's business or assets, or the operations, earnings, or condition (financial or otherwise) of TelaLink;

               (v) modified, amended or altered any contractual arrangement with any customer, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on its business or assets, or its operations, earnings, or condition (financial or otherwise);

               (vi) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in its ordinary course of business;

               (vii) except as listed on Schedule 4.2(n), incurred any material debt or contemplated in the Line of Credit executed in favor of TelaLink by the Rural Telecommunications Financing Cooperative ("RTFC"), except for such debt as may be incurred pursuant to any loans from CCCI;

               (viii) experienced any material adverse effect resulting in a change to its business or assets, or its operations, earnings, or condition (financial or otherwise) or experienced or has knowledge of any event which could have a material adverse effect on its business or assets, or its operations, earnings, or condition (financial or otherwise);

               (ix) granted, conveyed, transferred, assigned, pledged, hypothecated or made any sale of accounts receivable or any accrual of liabilities outside of the ordinary course of its business;

               (x) except in the ordinary course of its business, purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets;

               (xi) other than with respect to Harry S. Bennett, increased the rate of compensation payable to or become payable to the employees of TelaLink, or increased the amounts paid or payable to such employees under any bonus, insurance or other compensation plan, or made any arrangements therefor with or for any of said employees except for increases consistent with the ordinary course of business or increases resulting from the application of existing formulas under existing agreements or policies relating to employee compensation; or

               (xii) changed any accounting principle, procedure or practice followed by TelaLink or changed the method of applying such principle, procedure or practice;

        (o) Representations as to Financial Statements. The audited and unaudited financial statements of TelaLink have therein been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes therefor).

        (p) Material Agreements and Compliance with Due Diligence. Set forth on
Schedule 4.2(p) is a true, correct and complete list of all contracts, agreements, leases and other instruments relating to TelaLink's business, including without limitation, those by which any of TelaLink's assets are bound. Copies of all such agreements have heretofore been delivered or made available by TelaLink to CCCI. Other than as set forth on Schedule 4.2(p), there is no material contract or agreement to which TelaLink is a party or which affects TelaLink's assets or business, nor is there any agreement with any officer, director or employee of TelaLink to which TelaLink is a party. Except as set forth on Schedule 4.2(p), TelaLink is not, nor to the best knowledge of TelaLink is any third party, in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by TelaLink or, to the best knowledge of TelaLink, by any third party, under any contract, agreement, document or instrument to which TelaLink is a party. Each contract, agreement, document or instrument to which TelaLink is a party is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Telalink represents and warrants that it has complied in all material respects with due diligence requests submitted by CCCI or on behalf of CCCI by its counsel.

        (q) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by TelaLink Network, Ltd. nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of TelaLink or (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of, any material lien, charge, pledge, security interest or other encumbrance upon any of TelaLink's assets, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which TelaLink is a party or by which it or any of TelaLink's assets are bound. Except as set forth on Schedule 4.2(q), no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required by TelaLink in connection with the execution, delivery and performance of the terms of this Agreement, and consummation of the transactions contemplated hereby, by TelaLink.

        (r) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of TelaLink and no such petition has been pending at any time during the two years prior to the date hereof. There has not been any organizing effort by any union or other group seeking to represent any employees of TelaLink as their exclusive bargaining agent at any time since the inception of TelaLink. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against TelaLink, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since the inception of TelaLink.

        (s) Insurance. Set forth on Schedule 4.2(s) is a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to TelaLink, including "key man" policies, copies of which have been previously provided or made available to TelaLink. The coverage under each such policy and binder is in full force and effect. TelaLink has no knowledge of nor has it received any notice of cancellation, termination, nonrenewal or disallowance of any claim made by TelaLink thereunder or with respect thereto.

        (t) Employee Benefit Plans. Schedule 4.2(t) sets forth a true, correct and complete list of all Benefit Plans covering the employees of TelaLink (the "TelaLink Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the knowledge of TelaLink, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to TelaLink. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. Each Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) (a "Retirement Plan") and the related trusts have received a determination from the Internal Revenue Service that the Plan is qualified and exempt from federal income tax under Sections 401(a) and 501(a), respectively, of the Code. No person has engaged in a "prohibited transaction" with respect to any Retirement Plan (as that term is defined in Section 4975 of the Code and Section 406 of ERISA), which could subject TelaLink to a penalty tax imposed by Section 4975 of the Code. All contributions required to be made to each Retirement Plan have been timely made and no plan has an "accumulated funding deficiency" within the meaning of
Section 412 of the Code. No Retirement Plan subject to Title IV of ERISA has incurred any material liability to the PBGC other than for the payment of premiums, all of which have been paid when due. Other than as contemplated herein, no Retirement Plan subject to Title IV of ERISA has been terminated nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) that could present a material risk of termination of a Retirement Plan which termination could have a material adverse effect on TelaLink. TelaLink does not contribute to any multi-employer pension or multi-employer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

        (u)    Permits; FCC Licenses

               (i) TelaLink holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of TelaLink's business as currently conducted, except where the failure to do so would not have a material adverse effect on TelaLink's business or assets, or its operations, earnings, assets or condition (financial or otherwise). All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be adversely affected by consummation of the transactions contemplated by this Agreement. TelaLink has complied with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices relating to its business, except where the failure to do so would not have a material adverse effect on its business or TelaLink's assets, or the operations, earnings, assets or condition (financial or otherwise) of TelaLink. TelaLink has no knowledge of, nor received any notice of, a violation of any of such rules or regulations which would result in any liability of TelaLink for penalties or damages or which would subject TelaLink to any injunction or governmental writ, order or decree.

               (ii) Schedule 4.2(u) correctly sets forth all of the FCC licenses held by TelaLink or any of its subsidiaries and correctly sets forth the expiration or termination date of each FCC license. TelaLink and its subsidiaries hold all FCC licenses required by applicable law or regulation, or which are used or useful in their respective businesses as presently conducted or as contemplated to be conducted. Except as disclosed on Schedule 4.2(u), each such FCC license was duly and validly issued to TelaLink Network, Ltd. or any of its subsidiaries pursuant to procedures which complied with all requirements of applicable law. Each FCC license is in full force and effect in accordance with its terms, and there is no outstanding notice of cancellation or termination or, to TelaLink's knowledge, any threatened cancellation or termination in connection therewith nor are any of such FCC licenses subject to any restrictions or conditions that limit the operations of TelaLink (other than restrictions or conditions generally applicable to licenses of that type). No proceedings to revoke, refuse or renew, modify or restrict such FCC licenses are pending or, to the best knowledge of TelaLink, threatened. To the best knowledge of TelaLink, no circumstances exist nor with the passage of time would exist that would form the basis for any of its FCC licenses (i) to be revoked, cancelled or suspended or
        (ii) not be renewed or extended in the ordinary course of business.

        (v) Loans to or from Affiliates. Except as disclosed on Schedule 4.2(v), there are no loans outstanding pursuant to which TelaLink is owed or owes money which involve any stockholder, officer, director, employee or consultant of TelaLink.

        (w) Books and Records.

               (i) The books of account and other financial records of TelaLink are complete and correct and have been maintained in accordance with good business practices.

               (ii) TelaLink will provide CCCI prior to the Closing Date access to all books and records referred to above.

        (x) Assets Necessary to the Business. TelaLink's assets, including the contracts assumed hereunder, constitute all of the assets and agreements necessary to the conduct and operation of its business as currently being conducted and as anticipated to be conducted.

        (y) Agreements with Affiliates. Except as disclosed on Schedule 4.2(y) hereto, TelaLink is not a party to any instrument, license, lease or other agreement affecting TelaLink's assets, written or oral, with any stockholder, officer, director, employee or consultant of TelaLink.

        (z) Accuracy of Information Furnished. No statement, representation, warranty or covenant set forth in this Agreement, in the exhibits or the schedules hereto, or in any certificate or other instrument or document required to be delivered by or on behalf of TelaLink pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

        (aa) Tariffs. The regulatory tariffs applicable to TelaLink stand in full force and effect in accordance with TelaLink's terms and conditions thereunder, and there is no outstanding notice of suspension, cancellation or termination or, to TelaLink's knowledge, any threatened suspension, cancellation or termination in connection therewith. Except as otherwise disclosed on
Schedule 4.2(aa), TelaLink is not subject to any restrictions or conditions applicable to its regulatory tariffs that limit or would limit the operations of TelaLink (other than restrictions or conditions generally applicable to tariffs of that type). Each such tariff has been duly and validly approved by the appropriate regulatory agency. Except as otherwise disclosed on Schedule 4.2(aa), TelaLink is not in violation under the terms and conditions of any such tariff, and there is no basis for any claim of violation by TelaLink under any such tariff. There are no applications by TelaLink, nor any complaints or petitions, or other filings by others, or proceedings pending or threatened, before the PUC of any state in which TelaLink is subject to regulation, relating to TelaLink or its operations or regulatory tariffs. There are no violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to TelaLink will be made available to CCCI prior to the Closing Date.

       (bb) Rate Base. Except for amounts that are disallowed or excluded due to regulation applied generally to all Local Exchange Carriers, as listed on
Schedule 4.2(bb), TelaLink does not have any material amount of inventory, plant or equipment that has been disallowed from rate base or excluded from the revenue calculations for any pool, and TelaLink has not received notification that the FCC, or any state PUC or other regulatory authority or pool administrator, proposes to exclude any assets from rate base or revenue calculations for the pools. A true and correct copy of each of TelaLink's last five (5) base rate case filings and corresponding final decisions and orders before the applicable state PUC will be made available to CCCI prior to the Closing Date.

       (cc) Overbillings; Refunds. Except as set forth on Schedule 4.2(cc), TelaLink does not have any liabilities for any customer overbillings or prospective refunds or overearnings.

       (dd) Capital Improvements Required by State Authorities. Except as set forth on Schedule 4.2(dd), TelaLink is not required by any federal, state or local regulatory body to make any changes, upgrades or enhancements with respect to its physical plant and TelaLink has no reason to believe that any such changes, upgrades or enhancements will be so required in the foreseeable future.

       (ee) Compliance with Law. Except as set forth in Schedule 4.2(ee), TelaLink has been and is in compliance with all applicable statutes, laws, ordinances, regulations, franchises, rules, governmental policies or orders of any foreign, federal, state or local government or any governmental department or agency (including without limitation, any PUC and the FCC), and any judgment, ruling, decree or order of any court, administrative agency or tribunal or any arbitrator or arbitral panel or tribunal applicable to its business or operations; and the conduct of TelaLink's business has been and is in compliance with all federal, state and local energy, public utility, health, wage and hour (including but not limited to the Fair Labor Standards Act), employment, workplace or worker safety and health, including but not limited to occupational, safety, health, and environmental requirements and all other federal, state and local governmental regulatory requirements (including without limitation, requirements of the applicable PUC and the FCC). TelaLink has all permits, licenses, registrations, franchises and other authorization from, and have made all necessary filings with, all governmental agencies, including the applicable PUC and the FCC, required to conduct its business as now being conducted or as contemplated to be conducted.

       (ff) Environmental Matters.  Except as set forth in Schedule 4.2(ff):

            (i) Any Hazardous Substances (as defined in Section 4.1(r)(iii)) which have ever been or are being generated, used, stored, treated or otherwise managed or real property owned or leased by TelaLink (the "Properties"), to the best knowledge of TelaLink, by any other persons have been properly handled. For any property at which any Hazardous Substance has ever been or is now being generated, used, stored, treated or otherwise managed, each such activity has been and is in compliance with applicable Environmental Laws, and then only in the ordinary course of business as then conducted and in such amounts as are typical of the business of TelaLink. No

        Hazardous Substances have ever been, are being, are intended to be or threatened to be, spilled, released, discharged, disposed, placed, or otherwise caused to come to be located on or in the soil, surface water or groundwater in, on or under any of the Properties, by TelaLink, or, to the best knowledge of TelaLink by any other person. TelaLink has not disposed, stored, treated, or sent for disposal, storage or treatment, any solid waste, pollutant, contaminant or waste (whether hazardous waste or other waste), or Hazardous Substances, except in compliance with applicable Environmental Laws, and then only to a facility which possessed a valid permit under all applicable Environmental Laws and which operated in compliance with applicable Environmental Laws.

               (ii) TelaLink has not received and, to the best knowledge of TelaLink, no circumstances exist nor with the passage of time would exist that would form the basis for (i) any notice of violation of any applicable Environmental Law or (ii) any notice of any suit, action, claim, liability (contingent or otherwise), or proceeding (whether at law, in equity, or administrative) concerning or related to environmental matters or any environmental condition. TelaLink has not received any notice of, nor is TelaLink aware of any circumstances related to, liability as a potentially responsible party, under CERCLA, or any state analogue thereto.

                (iii) TelaLink and each of its subsidiaries have been and are in compliance with all applicable Environmental Laws.


                                    ARTICLE V

                                    COVENANTS

5.1     Covenants of CCCI.

        (a) Notice of Defaults. CCCI shall give prompt notice to TelaLink of:
(i) any notice or other communication received by CCCI prior to the Closing Date relating to a default or an event which, with notice or lapse of time or both, would become a default under this Agreement or result in a material adverse effect, (ii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; (iv) any material adverse change in its business or CCCI's assets, or the operations, earnings, or condition (financial or otherwise) of CCCI; or (v) any notice or other communication received by CCCI prior to the Closing Date regarding any adverse action or investigation, or contemplated action or investigation by The Nasdaq Stock Market, Inc. ("Nasdaq"), including but not limited to notice of delisting of CCCI Common Stock by Nasdaq.

        (b) Conduct of Business; Certain Covenants. Subject to the fiduciary duties of its Board of Directors prior to and through the Closing Date, CCCI shall conduct and operate its business and will not, without prior written consent of TelaLink, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of its business. CCCI will use commercially reasonable efforts to preserve intact its business, and the operation, organization and relationships with its employees, independent contractors, agents, suppliers, customers and others having business dealings with it. Except as otherwise contemplated by this Agreement and prior to and through the Closing Date, without the prior written consent of TelaLink, which consent shall not be unreasonably withheld, CCCI shall not in any matter affecting its business:

               (i) amend its Certificate of Incorporation or By-laws;

               (ii) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any interests or rights calling for or permitting the issuance, transfer, sale or delivery of any rights to its assets or its business;

               (iii) issue, transfer, sell or deliver any interest in CCCI other than upon the exercise of currently outstanding securities;

               (iv) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which it has previously disclosed or made available to TelaLink;

               (v) permit the occurrence or continuance of any material default under any material agreement to which it is a party, except as disclosed in Schedule 5.1(b) hereto;

               (vi) make any acquisition of the capital stock or all or substantially all of the assets of any entity;

               (vii) enter into any business combination with any other entity;

               (viii) enter into any employment or similar contract with or increase the compensation payable to any employee of CCCI, except in the ordinary course of its business and in a manner consistent with its past practices;

               (ix) adopt, amend or modify in any respect or terminate any severance plan or collective bargaining agreement or make distributions under any severance plan, except in a manner consistent with its past practices or as otherwise contemplated herein;

               (x) sell, enter into any contract to sell or grant any option to purchase, any of its assets, other than in the ordinary course of business and other than the sale of individual facilities of UDC constituting in the aggregate not more than 49% of CCCI's assets;

               (xi) create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of its assets other than:

                      (A) liens existing on the date hereof;

                      (B) any mortgage, pledge, lien or other security interest
               in or upon any property or asset hereafter acquired by CCCI in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by CCCI of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by CCCI which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of CCCI other than such property or asset hereafter acquired;

                      (C) any mortgage, pledge, lien or other security interest
               created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                      (D) the pledge by CCCI of any of its assets as security
               required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                      (E) a banker's lien or right of offset on funds of CCCI
               deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of CCCI's commercial paper in the ordinary course of business;

                      (F) liens for taxes, assessments and governmental charges
               or levies imposed upon CCCI or upon their income or profit, or upon any of their property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings;

                      (G) liens imposed by law, such as those of carriers,
               warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings; and

                      (H) liens upon the assets of UDC serving the interests of
               the members of UDC or their designees.

               (xii) except in the ordinary course of business, enter into any contract, including but not limited to material assignments, licenses, transfers of exclusive rights,

        "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements; or

               (xiii) take any action that would cause any representation, warranty or covenant contained herein to be inaccurate, untrue, incomplete, misleading or violated.

        (c) CCCI shall have not less than Five Million Dollars ($5,000,000) in cash or cash equivalents (including short and medium term investments), reduced by amounts expended, loaned or invested in connection with the transaction set forth hereunder, including payments to dissenting shareholders and costs of operation in the normal course consistent with past practices.

        (d) Proposals; Other Offers. Commencing on the date of execution of this Agreement through to the Closing Date, except as required by the fiduciary duties of its Board of Directors, CCCI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of CCCI unless the CCCI Board of Directors shall determine, in its reasonable judgment, that failure to do so would result in a breach of its fiduciary duty. CCCI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to CCCI or afford access to any of the books, records or other properties of CCCI to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to its business or CCCI's assets.

        (e) Best Efforts and Cooperation; Further Assurances. Subject to the fiduciary obligations of its Board of Directors, prior to the Effective Time, with the cooperation of TelaLink where appropriate, which cooperation TelaLink hereby agrees to provide, CCCI shall:

               (i) promptly comply with all filing requirements which federal, state or local law may impose on CCCI with respect to the transactions contemplated by this Agreement; and

               (ii) use all reasonable efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including, without limitation, any landlord or lessor of CCCI and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by CCCI in connection with the transactions contemplated by this Agreement.

        (f) Access to Additional Agreements and Information. Subject to the fiduciary obligations of its Board of Directors, prior to the later of the mailing of definitive proxy materials to CCCI's shareholders or February 28, 1999 ("Due Diligence Cut-Off Date") CCCI shall make available to TelaLink any and all agreements, contracts, documents and other instruments material to its business, including without limitation, those to which CCCI is a party and those by which its business is bound and including without limitation, any and all materials relating to the Intellectual Property referred to in Subsection 4.1(g), the material agreements set forth in Subsection 4.1(i), the consents referred to in Subsection 4.1(j), the insurance materials referred to in Subsection 4.1(l), and the Tax Returns referred to in Subsection 4.1(m).

        (g) Third Party Consents. Subject to fiduciary obligation of its Board of Directors, CCCI shall use reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the transactions contemplated hereby.

        (h) CCCI shall assume, in their entirety, the obligations and duties set forth in the November 30, 1998 Employment Agreement executed between Mr. Harry
S. Bennett and TelaLink.

        (i) CCCI agrees that it will cause Mr. Harry Bennett to be appointed the Executive Vice President of CCCI as of the Effective Time.

        (j) TelaLink Line of Credit. CCCI shall provide a working line of credit loan of up to $100,000 per month for up to four months to TelaLink and/or its subsidiaries pursuant to documentation agreed upon by the parties.

5.2     Covenants of TelaLink.

        (a) Notice of Defaults. TelaLink and its subsidiaries shall give prompt notice to CCCI of (i) any notice or other communication received by TelaLink prior to the Closing Date relating to a default or an event which, with notice or lapse of time or both, would become a default under this Agreement or become a material default under any other material contract, agreement or instrument to which TelaLink and its subsidiaries are a party, by which it or any of TelaLink's or its subsidiaries' assets are bound or to which it or any of TelaLink's or its subsidiaries' assets are subject; (ii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iii) any material adverse change in the business of TelaLink's or any of its subsidiaries or TelaLink or its subsidiaries' assets, or the operations, earnings, or condition (financial or otherwise) of TelaLink or its subsidiaries.

        (b) Conduct of Business; Certain Covenants. Prior to and through the Closing Date, TelaLink and its subsidiaries shall conduct and operate their businesses in their ordinary and usual course and will not, without prior written consent of CCCI, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of business; provided, however, that while no preliminary proxy materials are pending, TelaLink may negotiate for and enter into agreements for the acquisition of such rural local exchange carriers and other telecommunication industry companies as CCCI shall approve in writing. TelaLink and its subsidiaries will use commercially reasonable efforts to preserve intact their respective businesses, and the operation, organization and relationships with employees, independent contractors, agents, suppliers, customers and others having business dealings with TelaLink and its subsidiaries. Prior to and through the Closing Date, without the prior written consent of CCCI, which consent shall not be unreasonably withheld, neither TelaLink nor any subsidiary shall in any matter affecting its business:

               (i) amend its Certificate of Incorporation or By-laws;

               (ii) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any interests or rights calling for or permitting the issuance, transfer, sale or delivery of any rights to TelaLink's or any subsidiaries' assets or its business;

               (iii) issue, transfer, sell or deliver any interest in TelaLink or any subsidiary;

               (iv) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which TelaLink or any subsidiary has previously disclosed or made available to CCCI;

               (v) permit the occurrence or continuance of any material default under any agreement to which TelaLink or any subsidiary is a party;

               (vi) make any acquisition of the capital stock or all or substantially all of the assets of any entity, provided that TelaLink or any subsidiary shall be entitled to consummate certain acquisitions of rural local exchange carriers as CCCI shall approve in writing while no preliminary proxy materials are pending;

               (vii) enter into any business combination with any other entity;

               (viii) enter into any employment or similar contract with or increase the compensation payable to any employee of TelaLink or any subsidiaries, except in the ordinary its course of business and in a manner consistent with TelaLink's or any subsidiaries' past practices;

               (ix) alter, amend or otherwise modify any material term or provision of any contract or agreement with any of its clients, customers, subscribers, suppliers or vendors;

               (x) adopt, amend or modify in any respect or terminate any severance plan or collective bargaining agreement or make distributions under any severance plan, except in a manner consistent with TelaLink's or its subsidiaries' past practices or as otherwise contemplated herein;

               (xi) sell, enter into any contract to sell or grant any option to purchase, any of TelaLink's or its subsidiaries' assets, other than in the ordinary course of business;

               (xii) create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of TelaLink's or any subsidiaries' assets other than:

                      (A) liens existing on the date hereof which are otherwise
               permitted hereby and described in a schedule hereto;

                      (B) any mortgage, pledge, lien or other security interest
               in or upon any property or asset hereafter acquired by TelaLink or any subsidiary in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by TelaLink or any subsidiary of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by TelaLink which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of TelaLink other than such property or asset hereafter acquired;

                      (C) any mortgage, pledge, lien or other security interest
               created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                      (D) the pledge by TelaLink or any subsidiary of any of
               TelaLink's or its subsidiaries' assets as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                      (E) a banker's lien or right of offset on funds of
               TelaLink or any subsidiary deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of TelaLink's or its subsidiaries' commercial paper in the ordinary course of business;

                      (F) liens for taxes, assessments and governmental charges
               or levies imposed upon TelaLink or its subsidiaries or upon their income or profit, or upon any of their property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                      (G) liens imposed by law, such as those of carriers,
               warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings.

               (xiii) except in the ordinary course of business, enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements;

               (xiv) except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving TelaLink, its subsidiaries, or their businesses, including suits and administrative proceedings in the United States or any foreign country;

               (xv) take any action that would cause any representation, warranty or covenant contained herein to be inaccurate, untrue, incomplete, misleading or violated;

               (xvi) institute a classified Board of Directors, "poison pill" takeover deterrents or other "shark-repellant" provisions in its By-laws or Certificate of Incorporation

        (c) Third Party Consents. TelaLink and its subsidiaries shall use considerably reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the transactions contemplated hereby.

        (d) Proposals; Other Offers. Commencing on the date of execution of this Agreement through to the Closing Date, except as required by the respective fiduciary duties of their respective Boards of Directors, TelaLink and its subsidiaries shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of TelaLink or its subsidiaries. TelaLink and its subsidiaries shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to TelaLink and its subsidiaries or afford access to any of the books, records or other properties of TelaLink and its subsidiaries to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to its business or TelaLink's or its subsidiaries' assets.

        (e) Best Efforts and Cooperation; Further Assurances. Prior to the Effective Time, with the cooperation of CCCI where appropriate, TelaLink and each of its subsidiaries shall:

               (i) promptly comply with all filing requirements which federal, state or local law may impose on it with respect to the transactions contemplated by this Agreement; and

               (ii) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party which is required to be filed or obtained by TelaLink or its subsidiaries in connection with the transactions contemplated by this Agreement.

        (f) Access to Additional Agreements and Information. Prior to the Due Diligence Cut-Off Date, TelaLink and each of its subsidiaries shall make available to CCCI any and all agreements, contracts, documents and other instruments material to its business, including without limitation, those to which TelaLink and each of its subsidiaries are a party and those by which its business is bound and including without limitation, any and all materials relating to the Intellectual Property referred to in Subsection 4.2(g), the agreements set forth in Subsection 4.2(p), the consents referred to in Subsection 4.2(q), the insurance materials referred to in Subsection 4.2(s), and the permits and licenses referred to in Subsection 4.2(u).

5.3     Governmental Filings and Consents.

        CCCI and TelaLink, and their respective subsidiaries, shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to its business or the transactions contemplated by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

5.4     Parties' Rights to Investigate.

        (a) Mutual Obligations. Prior to the Due Diligence Cut-Off Date, each party shall afford to the officers and authorized representatives and agents of the other party (the "Investigating Party"), during regular business hours and upon reasonable prior notice, free and full access to any of its offices, warehouses, plants, properties, accounts, books and records such as to afford the Investigating Party the full opportunity to make such investigations as it shall desire or deem appropriate, except as prohibited by law. Each party shall each furnish the other party with such additional financial and operating data and other information relating to the its business, assets, and the operations, earnings, or condition (financial or otherwise) shall from time to time request. Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, each party shall, except as may be otherwise required by applicable law, hold confidential all information obtained pursuant to this subsection or otherwise in connection with consummation of the transactions contemplated by this Agreement. In the event that this Agreement is terminated, each party shall return to the other all of such information as shall be in documentary form.

        (b) Effectiveness of Representations Notwithstanding Investigation. In the event that a party hereto becomes aware or knows prior to the Closing that a representation or warranty made herein by another party hereto is untrue, such party shall express such knowledge by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1     Stockholders Meeting.

        (a) CCCI, acting through its Board of Directors and subject to its fiduciary duties, will, as promptly as practicable following the date of this Agreement and in consultation with TelaLink, (i) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and approving this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and (ii) (A) include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the Merger and the transactions contemplated hereby and (B) use its best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders.

        (b) TelaLink, acting through its Board of Directors and subject to its fiduciary duties, will, as promptly as practicable following the date of this Agreement and in consultation with CCCI, (i) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and approving this Agreement and the transactions contemplated hereby (the "Stockholders Meeting"), or alternatively, duly obtain by written consent in lieu of a meeting approval of this Agreement and the transactions contemplated hereby; and (ii) use its best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders.

6.2     Proxy Statement.

        Promptly following the date of this Agreement, CCCI shall prepare and file proxy materials with the SEC. CCCI will use reasonable efforts to cause the Proxy Statement to be mailed to CCCI's stockholders as promptly as practicable following the date of this Agreement. TelaLink and CCCI will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, CCCI will immediately notify TelaLink of the receipt of any comments from the SEC and any request by the SEC for any amendment to the Proxy Statement or for additional information. The Proxy Statement and any amendment thereto shall be subject to the prior review, comment and approval of TelaLink (which approval by TelaLink shall not be unreasonably withheld). TelaLink will furnish to CCCI the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, including, without limitation, a description of TelaLink's subsidiaries, a Management's Discussion and Analysis, and financial and personal information as required by law. CCCI agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the preliminary proxy materials filed by it.

6.3     Consents and Expeditious Action.

        Unless and until this Agreement is terminated pursuant to Article VIII, CCCI and TelaLink shall cooperate with each other and take all such other acts as may be necessary or appropriate to obtain all other consents, approvals, licenses and permissions to consummate the Merger.

6.4     Disclosure.

        CCCI shall be entitled to release announcements and make public filings regarding this Agreement and related transactions at such times and in such manner as CCCI shall deem appropriate in accordance with the requirements of Nasdaq and the SEC. CCCI shall deliver to TelaLink copies of all press releases and public announcements (other than "stop trading" notices, which shall be delivered contemporaneously to TelaLink) not less than five hours prior to the time the same are first released to the public, Nasdaq, any securities exchange or the SEC. The facts contained in the press release announcing the execution of this Agreement shall be mutually agreed upon by TelaLink and CCCI.


                                   ARTICLE VII

                                   CONDITIONS


7.1     Conditions to Each Party's Obligations.

        The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

        (a) The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of CCCI and TelaLink in accordance with applicable law.

        (b) All required approvals, consents or waivers of governmental authorities with respect to this Agreement (including the Merger) and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, for which failure to obtain would not, individually or in the aggregate, have a material adverse effect on CCCI or TelaLink (after giving effect to the transaction contemplated hereby); provided, however, that no approval, consent or waiver referred to in this Section 7.1 shall be deemed to have been received if it shall include any condition or requirement that reasonably would result in a material adverse effect on CCCI or TelaLink.

        (c) All other requirements prescribed by law which are necessary to the consummation of the transaction contemplated by this Agreement shall have been satisfied.

        (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

        (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, or any other transaction contemplated by this Agreement.

        (f) In the event either CCCI or TelaLink (but not both) has Dissenting Shareholders, such Dissenting Shareholders shall hold less than 10% of the outstanding stock of such entity.

        (g) In the event both CCCI and TelaLink have Dissenting Shareholders, the sum of (i) the percentage of shares held by CCCI's Dissenting Shareholders plus (ii) the percentage of shares held by TelaLink's Dissenting Shareholders shall be less than 10%.

7.2     Conditions to Obligations of TelaLink.

        The obligation of TelaLink to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by TelaLink to the extent permitted by applicable law (for purposes of this Section 7.2, the term "TelaLink" shall be deemed to refer to each member of the TelaLink Group):

        (a) No Material Adverse Change. Since December 1, 1998, no material adverse change in the business, or the operations, earnings, or condition (financial or otherwise) of CCCI, including, and no event which would have a materially adverse effect on its business, operations, earnings, or condition (financial or otherwise) shall have occurred.

        (b) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of CCCI and Newco set forth in this Agreement was materially true, correct and complete in all respects when made and shall also be materially true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. CCCI and Newco shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed by CCCI and Newco at or prior to the Closing Date.

        (c) Consents and Waivers. At the Closing, any and all necessary consents, authorizations, orders or approvals described in Section 5.1 above shall have been obtained by CCCI.

        (d) Delivery of Documents and Other Information. Prior to the Closing Date, CCCI and Newco shall have made available or delivered to TelaLink all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

        (e) Copies of Resolutions. At the Closing, each of CCCI and Newco shall have furnished TelaLink with certified copies of resolutions duly adopted by the boards of directors and shareholders of CCCI and Newco, respectively, authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or property corporate action to enable CCCI and Newco to comply with the terms of this Agreement.

        (f) CCCI Purchase of Stock of LoanCo. Concurrent with the Closing of the Merger, CCCI, in consideration of the payment of an aggregate of 150,000 shares of the Common Stock of CCCI, shall have purchased all of the outstanding Common Stock of LoanCo.

7.3     Conditions to Obligations of CCCI.

        The obligations of CCCI to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by CCCI to the extent permitted by law:

        (a) No Material Adverse Change. Since December 1, 1998, no material adverse change in the business, or the operations, earnings, or condition (financial or otherwise) of TelaLink, and no event which would have a material adverse effect on its business, operations, earnings, or condition (financial or otherwise shall have occurred.

        (b)    Accuracy of Representations and Warranties; Performance of
               Covenants.

               (i) Each of the representations and warranties of TelaLink and its subsidiaries set forth in Section 4.2 were true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date with the absence of any default in connection therewith. TelaLink and its subsidiaries shall have performed and complied with in all respects all agreements and covenants required by this Agreement to be performed by TelaLink and each of its subsidiaries at or prior to the Closing Date, and shall have delivered all documents, agreement, and instruments required to be delivered pursuant to Section 3.2.

               (ii) Each of the representations and warranties set forth in the respective Loan Documents were true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date with the absence of any defaults in connection therewith.

        (c) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Section 5.2 shall have been obtained by TelaLink.

        (d) Copies of Resolutions. At the Closing, TelaLink shall have furnished CCCI with certified copies of resolutions duly adopted by the boards of directors of TelaLink, authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable TelaLink to comply with the terms of this Agreement.

                                  ARTICLE VIII

              TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

8.1     Termination by Mutual Agreement.

        This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

8.2     Termination for Failure to Close.

        This Agreement may be terminated by any party hereto if the Closing shall not have occurred by July 31, 1999, provided that, the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

8.3     Termination by Operation of Law.

        This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

8.4     Termination for Failure to Perform Covenants or Conditions.

        This Agreement may be terminated prior to the Closing Date:

        (a) by TelaLink if: (i) any of the representations and warranties made in this Agreement by CCCI shall not be materially true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 7.1 or 7.2 hereof have not been fulfilled by the Closing Date; or (iii) CCCI shall have failed to observe or perform any of its material respective obligations under this Agreement.

        (b) by CCCI if: (i) any of the representations and warranties of TelaLink shall not be materially true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 7.1 or 7.3 hereof have not been fulfilled by the Closing Date; (iii) TelaLink shall have failed to observe or perform any of its material respective obligations under this Agreement; (iv) as otherwise set forth herein.

8.5     Effect of Termination or Default; Remedies.

        In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

 8.6    Remedies.

        In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1     Fees and Expenses.

        Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting, and other fees and expenses incident to the transactions contemplated herein.

9.2     Modification, Amendments and Waiver.

        The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

9.3     Assignment.

        None of CCCI, Newco or TelaLink shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto.

9.4     Burden and Benefit.

        This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

9.5     Brokers and Consultants.

        CCCI represents and warrants to TelaLink that there are no brokers, finders or consultants entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of CCCI or any other person in connection with this Agreement or any of the transactions contemplated hereby. TelaLink represents and warrants to CCCI that, other than the fees payable to Benchmark Equity Group, Inc. as set forth on Schedule 9.6 annexed hereto, no broker, finder or consultant is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of TelaLink in connection with this Agreement or any of the transactions contemplated hereby.

9.6     Entire Agreement; Incorporation.

        This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral. The preamble to this Agreement, each Schedule and Exhibit hereto is incorporated herein. All information disclosed in the SEC Filings is deemed to have been disclosed in the schedules to this Agreement.

9.7     Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard, however, to such jurisdiction's principles of conflicts of laws.

9.8     Notices.

        Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, with a copy simultaneously sent via facsimile, addressed as follows:

               If to CCCI:               25-B Vreeland Road
                                         P.O. Box 99
                                         Florham Park, New Jersey  07932
                                         Attention:  Steven L. Trenk, President
                                         Facsimile:  (973) 593-0024

               With a copy to:           Reed Smith Shaw & McClay
                                         One Riverfront Plaza
                                         First Floor
                                         Newark, NJ  07102
                                         Attention:  Gerard S. DiFiore, Esq.
                                         Facsimile:  (973) 621-3199

               If to TelaLink:           700 Gemini
                                         Houston, Texas  77058
                                         Attention:  Frank M. DeLape, President
                                         Facsimile:  (281) 488-5353

               with a copy to:           De Martino Finkelstein Rosen & Virga
                                         1818 N Street, N.W., Suite 400
                                         Washington, D.C.  20036
                                         Attn:  Ralph V. De Martino, Esq.
                                         Facsimile:  (202) 659-1290

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

9.9     Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

9.10    Rights Cumulative.

        All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

9.11    Severability of Provisions.

        The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

9.12    Headings.

        The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

9.13    Survivability Upon Closing

        Notwithstanding anything to the contrary stated herein, no representation, warranty, covenant, obligation, right, term or other provision in or of this Agreement shall survive Closing, except for Sections 2.2(b), 5.1(e), 5.1(h), 5.1(i), 5.2(c), 5.2(e) and 5.3 hereof, and all subparts thereof, which shall continue to remain in full force and effect subsequent to the Closing.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.

ATTEST:                                    CONTINENTAL CHOICE CARE, INC.



______________________________              By:_________________________________
                                                   Name:  Steven L. Trenk
                                                   Title: President


ATTEST:                                    TELALINK NETWORK, LTD.


______________________________              By:_______________________________
                                                   Name:  Harry S. Bennett
                                                   Title: President and Chief
                                                            Executive Officer


ATTEST:                                    TNL ACQUISITION, INC.


______________________________              By:_________________________________
                                                   Name:  Steven L. Trenk
                                                   Title: President

                                  Schedule 2.2
          Holders of TelaLink Common Stock and Series A Preferred Stock

                               Schedule 4.1(b)(1)
             Jurisdictions in Which CCCI is Qualified to Do Business


New York
New Jersey
Connecticut
Pennsylvania
Arizona

                               Schedule 4.1(b)(2)
                                CCCI Subsidiaries


1.       Active Subsidiary

         United Dry Cleaning L.L.C.("UDC)

2. The following subsidiaries are maintained for the purpose of collecting accounts and notes receivable and/or as a result of pending litigation.

         Continental Dialysis, Inc.
         Dialysis Staffing, Inc.
         Continental Dialysis of Linden, Inc.
         Courthouse Dialysis, Inc.

3. All remaining subsidiaries, other than TNL Acquisition, Inc., are maintained solely pending completion of tax/labor audits.

                               Schedule 4.1(b)(3)
           CCCI/CCCI Subsidiaries -- Claims, Liens, etc. Capital Stock


UDC - Holding Capital Group, Mr. Jan Sussman and their respective affiliates have the right to acquire up to approximately 40% of the capital stock of UDC upon making payment for certain equity and debt interests in UDC or upon providing security for loans or guaranties of loans to UDC. Mr. Jeffrey Trenk has the right to acquire up to approximately 10% of the equity interest in UDC. The agreement among the parties is subject to change.

COURTHOUSE DIALYSIS, INC. - In connection with the sale of the assets of Courthouse Dialysis, Inc. the physician Medical Director filed an action in New Jersey Superior Court. The physician's claim, which is for monetary damages, is based, in part, on the assertion that he was entitled to receive up to 15% of the equity interest in the corporation. No demand has been made for delivery of those interests and the corporation is defending the claim vigorously.

                                 Schedule 4.1(d)
       Outstanding Options/Directors Options; Other CCCI Options/Warrants


Common Stock Issuances after December 1, 1998 & Prior to February 5, 1999 and Currently Outstanding Options, Warrants and UPO's

1.       OFFICER AND DIRECTOR OPTIONS UNDER EMPLOYEE OPTION PLANS

                                                    EXERCISE              EXERCISE                 EXERCISE
PLAN          HOLDER                SHARES           PRICE      SHARES     PRICE        SHARE       PRICE
94       R.A. Lefkon("RAL")         35,000           $1.875       -          -            -           -
         D. Picuri                  10,000            1.875       -          -            -           -
         J. Ellentuck("JE")         35,000            1.875       -          -            -           -
         L. Trenk                   20,000            1.875       -          -            -           -
         S.L. Trenk("SLT")          25,000            1.875       -          -            -           -
         M.G. Jacobs("MGJ")         25,000            1.875       -          -            -           -

97       AST                       150,000            1.875       -          -         150,000      1.4375
         SLT                       104,000            1.875    46,000   1.15625        150,000      1.4375
         MGJ                       101,000            1.875    49,000   1.15625        150,000      1.4375
         JE                         15,000            1.875    50,000   1.15625           -           -
         RAL                        15,000            1.875    50,000   1.15625           -           -
         J.A. Claman("JAC")         40,000            1.875       -          -            -           -
         J.B. Mendell("JBM")        40,000            1.875       -          -          50,000      1.4375
         S. Amsterdam("SA")         20,000            2.063       -          -            -           -
         Mark Raab                  10,000            2.00 (Also see Staff Options, below, for Mr. Raab)

2.       DIRECTOR OPTIONS UNDER DIRECTOR OPTION PLAN

         JBM               10,000   5.75
         JAC               10,000   5.75
         JBM               10,000   5.875
         JAC               10,000   5.875
         JBM               10,000   3.875
         JAC               10,000   3.875
         JBM               10,000   1.00
         JBM               10,000   2.00
         SA                10,000   2.00


3.       STAFF OPTIONS - 1997 PLAN

         NAME                      SHARES   PRICE            SHARES   PRICE

         Ann Blanch                 2,500   1.75              1,000    1.875
         Mark Raab                  2,500   1.75                250    1.875
         Jeanette Thompson          2,500   1.75              2,000    1.875
         Barbara Van Buren          2,000   1.75              1,250    1.875
         Jaclyn Van Buren           1,000   1.75                100    1.875
         Terry Sabol                1,000   1.75                  -        -
         Ann Marie Matejcek             -      -                750    1.875
         Maria I. Soto                  -      -              1,250    1.875

4.       GRANTS

         SA*                        30,000  N.A.

 ---------------------

* Issued after 12/1/98

5.       WARRANTS & UPOs

1,610,000 Public Common Stock Purchase Warrants each to purchase one share of Common Stock

140,000 Underwriter's Unit Purchase Options, each to purchase one unit.

Warrants to purchase an aggregate of 210,000 shares of Common Stock issued to The Equity Group, Inc., Gibbons, Del Deo, Dolan, Griffinger & Vecchione and Josephthal & Co.

6.       OTHER MATTERS REQUIRING DISCLOSURE ON SCHEDULE 4.1(d)

See Schedule 4.1(b)(3) regarding claims with respect to capital stock of CCCI's subsidiaries.

CCCI is not aware of any voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind relating to the voting of the capital stock of CCCI. Such agreements may exist among shareholders without the knowledge or consent of CCCI.

                                 Schedule 4.1(e)
                        CCCI Liabilities and Obligations


Retention of Arthur Andersen, LLP for the audit of CCCI as of 12/31/98 in the amount of $70,000.

Retention of Reed Smith Shaw & McClay, LLP for services rendered in connection with the TelaLink merger in the amount of $90,000.

Engagement of investment banker to review the TelaLink merger in the amount of $25,000.

See also descriptions of litigation.

Line of credit for the benefit of UDC in the amount of $200,000 secured by UDC assets.

                                 Schedule 4.1(f)
                                 Title to Assets

                                 Schedule 4.1(g)
                              Intellectual Property


None.

                                 Schedule 4.1(h)
                            Certain Changes or Events


CCCI and its subsidiaries are currently subject to state audits conducted by the State of New Jersey.

A loan in the amount of $100,000 was made to Steven L. Trenk on December 24, 1998.

Effective January 1, 1999, CCCI sold all the capital stock of Renal Management, Inc. held by it to Renal Disease Management, Inc. in exchange for shares of Renal Disease Management, Inc.

                                 Schedule 4.1(i)
                               Material Agreements


Lease for the premises known as Suite 201,25-B Vreeland Road, Florham Park, New Jersey 07932, expiring March 31, 1999.

CCCI expects to enter into a lease for the property known as 35 Airport Road, Morristown, New Jersey, effective April 1, 1999. The terms of the new lease have not been negotiated. CCCI expects to enter into agreements relating to phone systems, wiring, build out, moving expenses and other expenses normally incurred in connection with new office space.

See Schedule 4.1(h) regarding a stock purchase agreement among CCCI, Renal Disease Management, Inc. and certain other parties named therein with respect to the sale of capital stock of Renal Management, Inc.

Real property leases for plants and drop stores used by UDC in Arizona.

Note payable by UDC in the aggregate principal amount of approximately $850,000 to Bartelt Liquidation Corporation, note payable in the principal amount of approximately $109,000 to Allysa's cleaners and note payable in the principal amount of approximately $70,000 to Jozie's Cleaners, each for the purchase of the assets of the respective cleaning businesses.

Loan and security agreement and related documents by and between PNC Bank and UDC, providing for a loan in the amount of up to $200,000 to be secured by certain assets of UDC.

Agreements pursuant to which Holding Capital Corp and Jan Sussman have or will invest in excess of $25,000 in the form of debt and/or equity in UDC or will place in accounts to secure loans or guarantees of loans made of UDC.

Agreement with Alvin S. Trenk, Steven L. Trenk and Martin G. Jacobs providing for an assignment to CCCI of all amounts received by any of them in respect of the sale of the assets of Upper Manhattan Dialysis Center, Inc., Alpha Administration Corporation, or South Bronx Kidney Center.

Consulting and Services Agreement between CCCI and IHS of New York, Inc. pursuant to which CCCI is required to provide certain consulting services in an exchange for payments of up to $1,000,000.

Agreement and Release dated 1/29/98 among Jonathan Lorch, MD, Stan Cortell, MD, Alvin S. Trenk, Steven L. Trenk and Martin G. Jacobs, MD, CCCI and UMDC relating to the distribution of proceeds arising from the sale of UMDC to Renal Research Institute, LLC and related agreements with Renal Research Institute, LLC.


Retention of Arthur Anderson for the audit of CCCI as of December 31, 1998 in the amount of $70,000.

Retention of Reed Smith Shaw & McClay LLP for services rendered in connection with the Telalink merger in the amount of $90,000.

Mercedes-Benz automobile lease for Steven L. Trenk with a monthly payment of $1,000.

Employment Agreements for Steven L. Trenk, Jeff Ellentuck, and Martin Jacobs.

Consulting agreement with Trenk Enterprises for $25,000 a month.

Consulting agreement with Jeff Trenk to provide services in connection with the operations of UDC for $10,000 a month plus reasonable expenses.

Consulting agreement with Jan Sussman to provide services in connection with the operations of UDC for $3,000 a month plus reasonable expenses.

See litigation disclosures for references to alleged breaches of agreements. In addition, UDC expects Jozie's Dry cleaners to assert breach of contract claims with respect to the failure of UDC to make payments under promissory notes issued in connection with the purchase of the assets of Jozie's Dry Cleaners.

                                 Schedule 4.1(k)
                                 Labor Relations


Claim brought by the United States Equal Employment Opportunity Commission against certain subsidiaries of CCCI on behalf of Maureen Studley alleging discrimination under the Americans With Disability Act.

                                 Schedule 4.1(l)
                            Insurance Policies, etc.


Policy Type                                    Insured                                   Insurer
-----------                                    -------                                   -------

Commercial                                     Continental Choice Care, Inc.             Highlands Insurance Company

Kidnap & Ransom                                Continental Choice Care, Inc.             Travelers Insurance

Workers Compensation                           Continental Choice Care, Inc.             Highlands Insurance Company

D&O Liability                                  Continental Choice Care, Inc.             TIG Insurance Company

Excess Liability                               Continental Choice Care, Inc.             Highlands Insurance Company

Fidelity Bond                                  Continental Choice Care, Inc.             Travelers Insurance

Employed Lawyers                               Continental Choice Care, Inc.             Lexington Insurance Company
Professional Liability

Commercial                                     Upper Manhattan Dialysis Center, Inc.     Frontier Insurance Company

Umbrella                                       Upper Manhattan Dialysis Center, Inc.     Frontier Insurance Company

Professional Liability                         Upper Manhattan Dialysis Center, Inc.     Frontier Insurance Company

Workers Compensation                           Upper Manhattan Dialysis Center, Inc.     NY State Fund

Disability Benefits                            Upper Manhattan Dialysis Center, Inc.     National Benefit Life Insurance
Company

Business Owners'                               United Dry Cleaning                       Sentry Insurance

Commercial Auto                                United Dry Cleaning                       Sentry Insurance

Workers Compensation                           United Dry Cleaning                       Sentry Insurance

Commercial Umbrella                            United Dry Cleaning                       Sentry Insurance

                                 Schedule 4.1(m)
                                   Tax Matters


CCCI's past practice has been to request, in March, extensions of time within which to file tax returns until September. Continental expects to take such action again in March 1999.

CCCI is currently subject to audits by New Jersey state authorities. CCCI has reserved $85,000 in respect of sales and use tax, although the company disputes that such sum is owing. Audits continue with respect to corporate business tax and employment taxes.

                                 Schedule 4.1(n)
                          Violations of Applicable Law


                              See Schedule 4.1 (r)

                                 Schedule 4.1(o)
                                   Litigation


BLECKER V. CONTINENTAL DIALYSIS, INC. ET AL. See Schedule 4.1(b)(3)

BARTELT LIQUIDATION CORP. V. UDC. Action in Arizona state court to accelerate note in the amount of approximately $850,000 and sell collateral comprised primarily of dry cleaning equipment.

See litigation referred to in remaining Schedules.

                                 Schedule 4.1(p)
                             Employee Benefit Plans


CCCI's benefit plans include the following:

Health and Disability - United Healthcare

401(k) - Charles Schwab & Co., Inc.

Life Insurance - Fort Dearborn Life Insurance Company

Dental - Guardian Life Insurance Company

Long Term Diability - Fortis Benefits

Stock Options SARs and Bonus Plans - 1997 Equity Incentive Plan, 1994 Director's Option Plan and 1994 Stock Option Plan.

                                 Schedule 4.1(r)
                              Environmental Matters


CCCI previously received notice from the Bergen N.J. County Deptment of Environmental Protection that the Department was of the belief that a nurse employed by or working on behalf of CCCI subsidiaries had improperly disposed of certain medical waste. CCCI disputed the basis upon which the Department reached its conclusions of fact and disputed any claim that CCCI exercised requisite control or dominion over the nurses so as to cause CCCI to be liable for any actions on the part of the nurse. CCCI agreed to advise employed nurses and nurses who were independent contractors of their individual obligations to return medical waste to a central disposal station. No further action was taken.

                                 Schedule 4.1(s)
                            Loans to/from Affiliates


Steven L. Trenk owes the sum of $385,000 to CCCI. The loans are represented by promissory notes.

                                 Schedule 4.1(v)
                           Agreements with Affiliates


CCCI has agreed to permit Jeffrey Trenk to obtain up to 10% of the equity interest in UDC based on the services provided and to be provided by him. In addition, he is entitled to be paid up to $10,000 per month for services provided by him to UDC.

                                 Schedule 4.2(f)
                                 Title to Assets

                                 Schedule 4.2(g)
                              Intellectual Property

                                 Schedule 4.2(h)
                                   Litigation

                                 Schedule 4.2(m)
                        Undisclosed Material Liabilities

                                 Schedule 4.2(n)
                            Certain Changes or Events

                       Schedule 4.2(p) Material Agreements

                                 Schedule 4.2(q)
                            Regulatory Consents, etc.

                                 Schedule 4.2(s)
                            Insurance Policies, etc.

                                 Schedule 4.2(t)
                             Employee Benefit Plans

                                 Schedule 4.2(u)
                              Permits; FCC Licenses

                                 Schedule 4.2(v)
                            Loans to/from Affiliates

                                 Schedule 4.2(y)
                           Agreements with Affiliates

                                Schedule 4.2(aa)
                               Regulatory Tariffs

                                Schedule 4.2(bb)
                Disallowed/Excluded Assets from Rate Base/Revenue

                                Schedule 4.2(cc)
                              Overbillings; Refunds

                                Schedule 4.2(dd)
               Capital Improvements Required by State Authorities

                                Schedule 4.2(ee)
               Compliance with Applicable Laws, Regulations, etc.

                                Schedule 4.2(ff)
                              Environmental Matters

                                 Schedule 5.1(b)
                Material Defaults Under CCCI Material Agreements

                                  Schedule 9.6
                     Fees Payable to Benchmark Equity Group